13


                     IRREVOCABLE PROXY AND CONSENT AGREEMENT


     THIS IRREVOCABLE PROXY AND CONSENT AGREEMENT (the "Agreement"), by and between Paul R. Partridge, Patrick F. Daly, James A. Everatt, Charles E. Reisert, Jr. and Eric C. Jackson (each a "Remaining Member" and collectively, the "Remaining Members"), American Gaming & Entertainment, Ltd. ("American"), and RSR, LLC ("RSR"), is dated as of this 23rd day of August, 1996.

          WHEREAS, American owns a 24.5% Membership Interest (the "American Interest"), and the Remaining Members, collectively, own a 75.5% Membership Interest in RSR;

          WHEREAS, RSR and Indiana RBG, L.P. ("RBG"), respectively, own 20% and 80% interests in Grand Victoria Casino & Resort, LLC ("Grand") which is organized under and operates pursuant to the Amended and Restated Operating Agreement of Rising Sun Riverboat Casino & Resort, LLC, dated January 5, 1996, a true and complete copy of which, as in effect this day, is attached hereto as Exhibit A (the "Grand Operating Agreement");

          WHEREAS, Grand has been awarded by the Indiana Gaming Commission (the "Commission") a Certificate of Suitability to develop, own and operate a riverboat gaming facility in the City of Rising Sun, Indiana.

          WHEREAS, any capitalized term not otherwise defined herein shall have the meaning ascribed thereto in the Amended and Restated Operating Agreement of RSR, LLC dated February 26, 1996, a true and complete copy of which, as in effect this day, is attached hereto as Exhibit B (the "RSR Operating Agreement"); and

          WHEREAS, American desires to transfer the American Interest to a trustee (the "Trustee") under a certain Trust Agreement dated as of August 23, 1996 and attached hereto as Exhibit C (the "Trust Agreement") and the Remaining Members, RSR, RBG and Grand each desire to permit American to so transfer the American Interest, subject to the terms and conditions hereof.

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Irrevocable Proxy. American hereby grants to the Remaining Members, for so long as the American Interest remains held by the Trustee, an irrevocable proxy to vote, on each matter submitted to a vote of the Members, the American Interest in the same manner and proportion as the Remaining Members have voted on such matter; provided, however, that such proxy may not be exercised to vote in favor of any action that could reasonably be viewed as decreasing or otherwise adversely affecting the value of the American Interest or the ability to sell or otherwise transfer the American Interest, including specifically, but not exclusively, any amendment to Article III (Capital Contributions, Member Loans, Capital Accounts), Article IV (Allocation of Profits or Losses), Article V
     (Distributions), or Article IX (Assignability of Member s Interest - Buy-Sell Provisions) of the RSR Operating Agreement or the definitions used in such Articles; and provided that such proxy may only be voted at a meeting of Members duly called and held.

2. Consent to Transfer to Trustee. The Remaining Members (and, to the extent required by the Grand Operating Agreement, RBG and Grand) each hereby consent to the transfer of the American Interest to, and the substitution as a Member of RSR of, the Trustee for the limited purposes and period set forth in Trust Agreement, and agree, along with RSR, to cause a certificate representing the American Interest to be issued by RSR in the name of the Trustee.

3. Consent to Transfer to Third Party Transferee. Whenever American shall have received an offer (a "Third Party Offer") from a person or entity (a "Third Party Offeree") to purchase any portion of the American Interest, American shall not sell such portion of the American Interest unless and until American shall have offered such portion of the American Interest to RSR, the Remaining Members and RBG as follows:

     a. American shall first deliver to the secretary of RSR (with a copy to RBG) written notice setting forth the portion of the American Interest to be sold, the price and the other terms of the Third Party Offer. RSR shall have thirty (30) days from the date of delivery of such notice within which to exercise its option to purchase all or any portion of the portion of the American Interest so offered for the price and otherwise on the terms of the Third Party Offer.

     b. In the event that RSR shall fail to elect to purchase all of such portion of the American Interest within such thirty (30) day period, the Secretary of RSR shall, within five (5) days thereafter, give written notice to each of the Remaining Members (with a copy to American and RBG) stating the portion of the American Interest offered for sale but not purchased by RSR, and the price, and other terms upon which the sale is being made. Within thirty (30) days after the delivery of such notices, any Remaining Member desiring to purchase part or all of such portion of the American Interest for the price and otherwise on the terms of the Third Party Offer shall deliver to the secretary of RSR a written offer for the portion of the American Interest desired by him, accompanied by the purchase price therefor with authorization to pay such purchase price against delivery of such portion of the American Interest. On the thirty-first (31st) day after the secretary of RSR shall have delivered the written notice of sale to the Remaining Members, the secretary of RSR shall deliver to American (with a copy to RBG) a notice (the "Remaining Member Purchase Notice") setting forth the portion, if any, of the American Interest to be purchased by the Remaining Members.

          i. If the Remaining Members offer to purchase more than the total portion of the American Interest available for purchase by them, then the Remaining Members offering to purchase shall be entitled to purchase such portion of such American Interest as the portion of the Interest of RSR held by such Remaining Member bears to the total portion of Interest of RSR held by all Remaining Members offering to purchase. In the event that the portion of the American Interest to which any Remaining Member should be entitled to purchase is more than the portion of the American Interest such Remaining Member desires to purchase, each Remaining Member desiring to purchase an additional portion of the American Interest shall be entitled to purchase such proportion of the overplus as the portion of Interest of RSR which such Remaining Member holds bears to the total portion of Interest of RSR held by all Remaining Members desiring to participate.

     c. In the event that the Remaining Member Purchase Notice indicates that a portion of the American Interest being offered for sale will not be purchased by RSR or the Remaining Members, RBG may purchase all or part of such remaining interest for the proportionate price and otherwise on the terms of the Third Party Offer by delivering to American a written offer to purchase all or part of the remaining portion of the American Interest being offered for sale. Such notice must be delivered to American within five (5) days after the date of delivery of the Remaining Member Purchase Notice.

     d. In the event that any of RSR, the Remaining Members or RBG shall have elected to purchase any portion of the American Interest being offered for sale, the closing on such sale (or sales) shall occur at the offices of Bose McKinney & Evans within ten (10) days after the earlier of (i) the date upon which one or more parties shall have elected to purchase the entire portion of the American Interest being offered for sale and (ii) the date upon which all option periods set forth in this Section 3 shall have expired. Such closing shall be conducted in accordance with the terms of the Third Party Offer.

     e. In the event that the option periods set forth in this Section 3 shall have expired and a portion of the American Interest being offered for sale shall not have been purchased, or in the event that the closing under Section 3(d) shall not have occurred timely (other than due to American's failure to sell), then American may cause the Trustee to sell the remaining portion of the American Interest being offered for sale in accordance with the Third Party Offer and, provided that such Third Party Transferee shall have been approved by the Commission and such sale shall have occurred within sixty (60) days thereafter, the Remaining Members (and, to the extent required by the Grand Operating Agreement, RBG and Grand) each hereby consent to the transfer of the American Interest to, and the substitution as a Member of RSR of, the Third Party Transferee.

4. Transfer to the Remaining Members or redemption by RSR. If any portion of the American Interest has not been transferred to a Third Party Transferee on or before the second anniversary of the date of this Agreement (the "Remaining American Interest"), then each of the Remaining Members and RSR shall have the right to purchase or redeem the Remaining American Interest as follows:

     a. Each of the Remaining Members shall have the right to purchase the Remaining American Interest by delivering written notice (the "Buy-Out Notice") of such election (each Remaining Member who delivers a Buy-Out Notice, a "Purchasing Member") to American, the Trustee and the Commission. Each delivered Buy-Out Notice shall constitute an agreement on the part of the Purchasing Member to buy, and the Trustee to sell, the entire Remaining American Interest for a price, payable in cash at the closing, equal to Fair Market Value.

          i. If there shall be more than one Purchasing Member, each shall purchase a portion of the Remaining American Interest pro rata in accordance with the respective Interest of RSR of the Purchasing Members.

          ii. The closing shall take place not later than ten (10) days after the two initial appraisals of the Remaining American Interest are completed. At the closing, the Trustee and American shall execute and deliver such instruments, documents and certificates as the Purchasing Members shall reasonably request (keeping in mind that the Trustee will not make any representations other than with respect to its own actions) in order to transfer and assign to the Purchasing Members (or any Affiliate thereof designated in writing) the entire Remaining American Interest, including, without limitation, the entire interest of Trustee in all loans, and all interest accrued and unpaid thereon, and the Purchasing Members shall deliver the purchase price in cash (or by certified or cashier's check payable to the order of the Trustee). The Purchasing Members shall, prior to and/or after the closing, substitute Financial Accommodations for any Financial Accommodations in existence for American and/or the Trustee and shall use their reasonable efforts to cause any Financial Accommodation of American and/or the Trustee to be released. In the event of any dispute regarding the amount of the purchase price, there shall be paid to Trustee at the closing the amount not in dispute (i.e., the amount of the lower of the two ---- appraisals) and the remainder shall be paid promptly upon the determination thereof by the parties, or, in the event they shall fail to agree on the amount within thirty (30) days after closing, by arbitration conducted in Chicago, Illinois, in accordance with the rules and regulations of the American Arbitration Association. In order to further secure the performance of the obligations of the parties hereto, American hereby appoints the Purchasing Members, and each of their Affiliates, and the officers, directors, shareholders, employees and agents of American and its Affiliates, as the agent and attorney-in-fact for and on behalf of each Purchasing Member to execute, acknowledge and deliver such instruments, documents or certificates as are hereinafter contemplated in connection with the buy-out contemplated hereby.

     b. If a Buy-Out Notice is not given by at least one of the Remaining Members within thirty days after the second anniversary of the date of this Agreement, RSR shall redeem the entire Remaining American Interest for a price, payable in cash at the closing, equal to Fair Market Value (the "Redemption").

          i. RSR shall make a good faith effort to obtain third party financing to complete the Redemption. If RSR fails to obtain such third party financing, RBG shall lend to RSR at the closing on the Redemption (and at such other times as RSR shall be required to make payments under Section 4(b)(ii) hereunder) sufficient funds to complete such Redemption in an amount not to exceed the Fair Market Value (as determined Section 4(c) hereunder) of the American Interest. RBG s loan shall be fully secured by RSR s membership interest in Grand and all distributions from Grand to which RSR is entitled shall be paid by Grand to RBG in repayment of such loan, together with interest thereon at a commercially reasonable rate, not less than Prime but in no event greater than 16% per annum, until the loan and interest thereon is repaid. At the closing on the Redemption, RSR shall execute and deliver to RBG such agreements, documents and instruments as RBG shall reasonably request to evidence and secure the loan.

          ii. The closing shall take place not later than ten (10) days after the two initial appraisals of the Remaining American Interest are completed. At the closing, the Trustee and American shall execute and deliver such instruments, documents and certificates as RSR shall reasonably request (keeping in mind that the Trustee will not make any representations other than with respect to its own actions) in order to effect the Redemption of the entire Remaining American Interest, including, without limitation, the entire interest of Trustee in all loans, and all interest accrued and unpaid thereon, and RSR shall deliver the purchase price in cash (or by certified or cashier's check payable to the order of the Trustee). RSR shall, prior to and/or after the closing, substitute Financial Accommodations for any Financial Accommodations in existence for American and/or the Trustee and shall use its reasonable efforts to cause any Financial Accommodation of American and/or the Trustee to be released. In the event of any dispute regarding the amount of the purchase price, there shall be paid to Trustee at the closing the amount not in dispute (i.e., ---- the amount of the lower of the two appraisals) and the remainder shall be paid promptly upon the determination thereof by the parties, or, in the event they shall fail to agree on the amount within thirty (30) days after the closing, by final and binding arbitration conducted in Chicago, Illinois, in accordance with the rules and regulations of the American Arbitration Association.

          iii. Notwithstanding the foregoing, RSR shall not be obligated to close on the Redemption unless (i) American shall provide RSR with reasonable assurances that the Redemption will not be voided or otherwise set aside in a bankruptcy proceeding or (ii) American shall have consented to the placement of the proceeds of the Redemption, together with the American Interest, in an interest bearing escrow account for a period of one year and one day from the date of such closing, which escrow would provide that the proceeds from the Redemption would revert to RSR if American were to become Bankrupt Member (treating American as a Member solely for the purposes of such definition) while such proceeds were held in escrow and American was not then able to provide RSR with reasonable assurances that the Redemption would not be voided or otherwise set aside. Upon the termination of the escrow, the Redemption proceeds shall be distributed to American (or the Trustee, as applicable) and the American Interest and any distributions paid thereon during the escrow shall be distributed to RSR. If the parties cannot agree on what constitutes "reasonable assurances" hereunder within thirty (30) days after the date for the closing required hereunder or, if an escrow account is used, the date American becomes a Bankrupt Member, then the parties shall promptly submit the issue of what constitutes reasonable assurances hereunder to final and binding arbitration conducted in Chicago, Illinois in accordance with the rules and regulations of the American Arbitration Association.

     c. For purposes of this Section 4, Fair Market Value of the Remaining American Interest shall be determined by two independent appraisers, one selected by RSR and one selected by American. Each such appraiser shall perform an appraisal at the cost of the respective party. If the two appraisals are within 10% of each other, the Fair Market Value shall be the average of the two appraisals. If the two appraisals are not within 10% of each other, a third appraiser shall be selected by the two appraisers who shall perform a third appraisal. In such event, the Fair Market Value of the Remaining American Interest shall be the average of the three appraisals. The cost of the third appraisal will be split evenly between the parties. All selected appraisers must possess substantial current expertise in riverboat casino valuations.

5. Access to Information. For so long as the American Interest remains held by the Trustee, American shall have access to and receive such information with respect to RSR as American deems reasonably necessary to effect the sale of the American Interest.

6. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of any successors or assigns of the parties hereto. This Agreement shall be governed and interpreted in accordance with the laws of the State of Indiana. All notices required or permitted hereunder, if in writing and addressed to the applicable party at the address set forth below, shall be deemed given on the business day after being deposited with Federal Express or other similar overnight delivery for priority overnight delivery:

     If to American:                    With copy to:

     Bayport One, Suite 300             Bose McKinney & Evans
     Yacht Club Drive                   135 N. Pennsylvania Street, Suite 2700
     West Atlantic City, NJ 08232       Indianapolis, IN 46204
     Attn:  J. Douglas Wellington       Attn:  C. Joseph Russell

     If to RSR:                         With copy to:

     The Daly Group                     Krieg DeVault Alexander and Capehart
     615 North Wabash Avenue            Suite 2800, One Indiana Square
     Chicago, IL 60611                  Indianapolis, IN 46204
     Attn:  Patrick F. Daly             Attn:  Paul F. Lindemann

     If to Grand or RBG:                With copy to:

     Richard L. Schulze                 Philip M. Kayman
     Suite 3800                         Neal Gerber & Eisenberg
     200 West Madison                   Two North LaSalle Street
     Chicago, IL 60606                  Chicago, IL 60602

     If to the Remaining Members, notice shall be delivered to the last address set forth in RSR's records.

     Any of the addresses set forth herein may be changed by giving notice as provided herein. In addition to any other rights or remedies of any of the parties hereto, any aggrieved party shall be entitled to appropriate injunctive relief or specific performance against any party in breach of this Agreement and shall be entitled to recover from the party in breach all reasonable costs, fees and expenses (including but not limited to reasonable attorneys' fees and expenses) incurred in enforcing its rights hereunder. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. In the event of a conflict between the provisions hereof and the provisions of any other document or instrument heretofore executed and delivered, the terms and conditions of this Agreement shall govern. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute but one agreement.

     IN WITNESS WHEREOF, This Agreement is executed as of the date first written above.


AMERICAN GAMING & ENTERTAINMENT, LTD.             /s/ Paul R. Partridge
                                               --------------------------------
                                               Paul R. Partridge
By:        /s/ J. Douglas Wellington
      ---------------------------------
      J. Douglas Wellington, President            /s/ Patrick F. Daly
                                               --------------------------------
                                               Patrick F. Daly


RSR, LLC                                          /s/ James A. Everatt
                                               --------------------------------
                                               James A. Everatt
By:        /s/ Patrick F. Daly
      ---------------------------------
      Patrick F. Daly, Managing Member            /s/ Charles E. Reisert, Jr.
                                               --------------------------------
                                               Charles E. Reisert, Jr.


                                                  /s/ Eric C. Jackson
                                               --------------------------------
                                               Eric C. Jackson


     In order to clarify the implementation of certain provisions of the Grand Operating Agreement and the RSR Operating Agreement solely in connection with this contemplated disposition of the American Interest, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree to be bound by the provisions of Sections 2, 3, 4(b)(i) and 6 of the above Irrevocable Proxy and Consent Agreement.


                                                GRAND VICTORIA RIVERBOAT CASINO
INDIANA RBG, L.P.                                   & RESORT, LLC


By:   HCC Corp., its general partner           By:  /s/ Richard L. Schulze
      ----------------------------------           -----------------------------
                                                   Richard L. Schulze, President

By:      /s/ Richard L. Schulze
     -----------------------------------
      Richard L. Schulze, Vice President

                                                                     Exhibit A
                                                                     ---------


                              AMENDED AND RESTATED
                              --------------------
                              OPERATING AGREEMENT
                              --------------------


     THIS AMENDED AND RESTATED OPERATING AGREEMENT is made and entered into as of the 5th day of January, 1996, by and between RSR, LLC, an Indiana limited liability company ("RSR"), and INDIANA RBG, L.P. ("RBG").


                              W I T N E S S E T H:


     WHEREAS, the members of RSR heretofore formed an Indiana limited liability company pursuant to an operating agreement dated April 13, 1995 (the "Original Operating Agreement");

     WHEREAS, the parties hereto desire to amend and restate the Original Operating Agreement in its entirety to reflect the contribution by the members of RSR of their interests in the LLC to RSR and to admit RBG to the LLC.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                    ---------

                                   Definitions
                                   -----------

     1.1 Definitions. Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below:

     "Act" shall mean the Indiana Business Flexibility Act of the State of Indiana, as the same may be amended from time to time.

     "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

          (1) decrease such deficit by any amounts which such Member is obligated or deemed obligated to restore pursuant to this Agreement or the penultimate sentence of each of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

          (2)  increase  such  deficit  by  the  items   described  in  Treasury
     Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Affiliate" shall mean, as to any Member (or as to any other person the affiliates of whom are relevant for purposes of any of the provisions of this Agreement) any corporation, partnership, joint venture, limited liability company, trust or individual controlled by, under common control with, or which controls, directly or indirectly, such Member or other person. The term "control" for these purposes means the ability, whether by direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to elect a majority of the managers of a limited liability company, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an entity, and, in the case of a limited partnership, shall mean the sole general partner thereof, all of the general partners thereof which have or share management control or authority, or the managing general partner or managing general partners thereof, as appropriate (and in any event shall mean the ownership and control [that is, the right to vote] of fifty percent [50%] or more of the residual equity interests in an entity). The term "Affiliate" shall also mean and include (i) a trust of which the Member, or other applicable person, or a direct or indirect shareholder of such Member or other person, is a trustee, or which has as its principal income or residual beneficiaries, such Member or other person, or any direct or indirect shareholder of such Member or other person, or members of the immediate family of such Member, direct or indirect shareholder or other person, and (ii) any members of such Member's or other person's immediate family, or a member of the immediate family of any direct or indirect shareholder of such Member or other person. For purposes hereof, shares or other ownership interests held by a trust shall be deemed to be owned pro rata by the income and residuary beneficiaries of such trust. Further, the members of the immediate family of any Member or other person shall include all collateral relatives of such Member or other person having a common linear ancestor with such Member or other person, and the spouse or any former spouse of such Member or other person or any of such collateral relatives.

     "Agreement" shall mean this Operating Agreement, as may be amended from time to time.

     "Bankruptcy" or "Bankrupt" as to any Member or the LLC means (i) any proceeding brought by or against such person under the United States Bankruptcy Code, or any successor thereto, as amended, or any state laws providing for the relief of debtors, except that, in the case of an involuntary proceeding brought against any such person, only if such proceeding shall not have been withdrawn, stayed or discharged within sixty (60) days after the institution thereof, unless, within such sixty (60) day period, such person shall have consented to the institution thereof; (ii) admission in writing of the inability of such person to pay its debts as they come due; (iii) the making of an assignment for the benefit of the creditors of such person; (iv) if such person shall become insolvent (except that, for purposes hereof, no Member shall be deemed insolvent merely by reason of the fact that it has a negative balance in its Capital Account or by reason of the fact that the amount of its liabilities exceed the amount of its assets by an amount equal to or less than the negative balance of such Member's Capital Account); or (v) the entry of an order, judgment or decree against such person in an amount in excess of $100,000 which continues unpaid, unstayed or undischarged for more than sixty (60) days after the entry thereof. A Bankruptcy of a general partner of a Member shall, for purposes of this Agreement, also constitute the Bankruptcy of such Member.

     "Capital Account" shall mean, with respect to any Member, the separate "book" account which the LLC shall establish and maintain for such Member in accordance with Section 704(b) of the Code and Section 1.704-1(b)(2)(iv) of the Regulation and such other provisions of Section 1.704-1(b) of the Regulation that must be complied with in order for the Capital Accounts to be determined in accordance with the provisions of the Regulation. In furtherance of the foregoing, the Capital Accounts shall be maintained in compliance with Section 1.704-1(b)(2)(iv) of the Regulation, and the provisions hereof shall be interpreted and applied in a manner consistent therewith.

     "Capital Call" shall mean a notice from the LLC to the Members requesting additional capital contributions pursuant to this Agreement setting forth (i) the amount of funds and/or the amount and terms of any Financial Accommodations required by the LLC, (ii) the Funding Date not sooner than 30 days from date of delivery of the Capital Call; provided, however, that the first Funding Date may not occur until 60 days after the RSR Commitment Date and (iii) each Member's share of the required amount of funds and/or Financial Accommodations.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated from time to time thereunder.

     "Commission" shall mean the Indiana Gaming Commission.

     "Committee" shall have the meaning set forth in Section 7.1.

     "Community Participants" shall mean residents of Ohio County who are "Accredited Investors" under Regulation D of the Securities Act of 1933 who are offered the opportunity to invest, either directly or indirectly, in the LLC.

     "Cumulative Preferred Return" shall mean, at any time, an amount equal to the aggregate of the Preferred Returns for the fiscal year with respect to which the "Cumulative Preferred Return" is calculated and all previous fiscal years.

     "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period in accordance with the depreciation method elected by the LLC with respect to such asset, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction allowable for such year or other period bears to such beginning adjusted tax basis.

     "Factory Outlet Mall" shall mean the factory outlet retail mall and related amenities and facilities including parking, to be located on the Site.

     "Fair Market Value" means, with respect to an LLC Interest or an interest in RSR, the fair market value thereof, based on the price at which a willing buyer would purchase and a willing seller would sell the subject interest, taking into account all relevant factors affecting the value of such interest determined as provided in Section 8.3 hereof.

     "Fiscal Year" shall mean the taxable year of the LLC, which shall be the calendar year (or such other year as may be required under the Code).

     "Financial Accommodation" means any guarantee, assumption, stop-loss, letter of credit or other similar agreement to any governmental agency, creditor providing financing to the LLC or other party pursuant to which liability is several and not joint between the Members.

     "Financing Deadline" means the date 60 days after submission, whether prior to or after the date hereof, by the LLC or the Members of requests for commitment for non-recourse construction and/or Project financing for the Project to four financial institutions, investment banking firms or financing sources approved in writing by RBG and Paul Partridge, as a representative of RSR.

     "Funding Date" shall mean the date on which a Capital Call is due.

     "Gain" or "Loss" shall mean the gain or loss recognized by the LLC during any fiscal year on account of the sale, exchange, condemnation or other disposition of any LLC assets, as determined in accordance with Section 1001 of the Code (or, where applicable, Section 453 of the Code), appropriately adjusted, however, with respect to final determination of the foregoing for federal income tax purposes, and also adjusted as follows:

          (1) In the event the Gross Asset Value of any LLC asset is adjusted pursuant to subparagraphs (2) or (3) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as though the same constituted gain or loss from the disposition of such asset for purposes of computing Gain or Loss under the provisions of this Agreement.

          (2) Gain or Loss, if any, resulting from any disposition of LLC property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value.

     "Golf Complex" shall mean an 18-hole golf course and related other facilities.

     "Gross Asset Value" means, with respect to any LLC asset, the adjusted basis of such asset for federal income tax purposes, except as follows:

          (1) The Gross Asset Value of any asset contributed by a Member to the LLC shall, as of the date of such contribution and subject to further adjustment as herein provided, be the gross fair market value of such asset, as determined by the contributing Member and the Committee.

          (2) The Gross Asset Values of all LLC assets (including assets contributed to the LLC) shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Committee, as of each of the following times: (a) the acquisition of an additional interest in the LLC by any new or existing Member in exchange for more than a de minimis capital contribution; (b) the distribution by the LLC to a Member of more than a de minimis amount of LLC property in consideration of the redemption, or partial redemption, of the LLC Interest in the LLC of the Member or Members to whom such distribution shall be made if, in connection therewith, the Committee reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the LLC; and (c) the liquidation of the LLC within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulation.

          (3) The Gross Asset Value of any LLC asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution.

          (4) The Gross Asset Value of any LLC assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulation; provided, however, that Gross Asset Values shall not be adjusted to the extent the Committee determines that an adjustment pursuant to subparagraph
     (2) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (4).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to any of the foregoing, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

     "Hotel" shall mean a 200 room hotel to be developed, constructed and owned by the LLC on the Site, subject to and in accordance with the provisions of this Agreement.

     "Hotel  Complex"  shall  mean  the  hotel/conference   center  and  related
amenities  and  facilities   including  parking  and  furniture,   fixtures  and
equipment, to be located on the Site.

     "License" shall mean any license, permit, authorization, consent or approval issued by any governmental agency, authority, board, bureau, commission, department or instrumentality, and required in order to conduct a gaming business, either alone or in combination with any one or more other businesses, including any such license, permit, authorization, consent or approval issued by the State of Indiana or any local governmental authority in connection with the operation of the business of the LLC, or by any other jurisdiction, domestic or foreign, necessary in order to conduct the business of any Member or any of the Affiliates of any Member, in any such other jurisdiction. Without limiting the generality of the foregoing, for purposes of this definition "gaming business" shall include thoroughbred horse racing with pari-mutuel betting.

     "LLC" shall mean the limited liability company constituted hereunder.

     "LLC Interest" shall mean the ownership interest of a Member in the LLC from time to time including the right of such Member to any and all benefits to which such Member may be entitled in this Agreement or under the Act, together with the obligations of such Member to comply with all of the terms and provisions of this LLC Agreement and of applicable law, and shall include, without limitation, each Member's LLC Percentage and Capital Account. Wherever in this Agreement reference is made to a Member's LLC Interest it shall be deemed to refer to such Member's LLC Percentage and shall include all of such Member's other interests in the LLC.

     "LLC Minimum Gain" has the meaning ascribed to partnership minimum gain in Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

     "LLC Percentages" shall mean the percentage interests of each of the Members as set forth in Section 4.6, as the same may be adjusted, from time to time, in accordance with the provisions of this Agreement.

     "Loss of License" shall have the meaning set forth in Section 8.1.

     "Management Agreement" shall mean the management agreement to be entered into between the LLC and the Manager pursuant to which the Manager is engaged to manage and operate the Complex, substantially in the form of attached Exhibit A, as may be amended from time to time.

     "Manager" shall mean Hyatt Gaming Management, Inc.

     "Member" shall mean RSR and RBG, or their respective successors in interest in the LLC, without distinction among them.

     "Member's Commitment Percentage" shall mean the RBG Commitment Percentage or the RSR Commitment Percentage, as the case may be.

     "Member Nonrecourse Debt" has the meaning ascribed to partner nonrecourse debt in Regulation Section 1.704-2(b)(4).

     "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the LLC Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulation Section 1.704-2(i)(2) and (3).

     "Member Nonrecourse Deductions" has the meaning ascribed to partner nonrecourse deductions in Regulation Sections 1.704-2(i)(1) and 1.704-2(i)(2).

     "Minimum Gain" shall mean the LLC minimum gain determined by computing, with respect to each non-recourse liability of the LLC, the amount of gain (of whatever character), if any, that would be realized by the LLC if it disposed of (in a taxable transaction) the LLC property subject to such liability in full satisfaction thereof (and for no other consideration), and by then aggregating the amounts so computed. Minimum Gain shall be computed in all respects in conformity with the Regulation. Without limiting the generality of the foregoing, all definitions relevant for Minimum Gain purposes shall have the meaning ascribed thereto in, or for purposes of, the Regulation.

     "Net Cash Flow" shall mean, with respect to any fiscal period of the LLC, the excess, if any, of "Receipts" over "Expenditures". For purposes hereof, the term "Receipts" means the sum of all cash receipts of the LLC from all sources for such period excluding capital contributions, Sale proceeds and financing proceeds, plus any unspent cash reserves established in prior periods (excluding cash reserves established pursuant to Section 6.2). The term "Expenditures" means the sum of (a) all cash operating expenses of the LLC for such period including, without limitation, fees payable under the Riverboat Management Agreement, (b) the amount of all payments of principal and interest on account of any indebtedness of the LLC, (c) expenditures for and reasonable cash reserves as of the last day of such period as determined by the Committee for, capital replacement or maintenance, including refurbishment or replacement of furniture, fixtures and equipment or (d) reasonable cash reserves (including cash reserves established pursuant to Section 6.2) as of the last day of such period as determined by the Committee for operating expenditures and excluding expenses incurred in connection with any Sale, refinancing, development or construction of the Project.

     "Net Profits" or "Net Losses" shall mean the income or loss of the LLC for federal income tax purposes determined as of the close of the LLC's Fiscal Year or as of such other time as may be required by this Agreement or the Code, as well as, where the context requires, related federal tax items such as tax preferences and credits (but excluding any items of Gain or Loss), appropriately adjusted with respect to final determination of any of the foregoing for federal income tax purposes, and also adjusted as follows:

          (1) Any income of the LLC that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses shall be added to such taxable income or loss.

          (2) Any expenditures of the LLC described in Section 705(a)(2)(B) of the Code, or treated as Section 705(a)(2)(B) expenditures pursuant to
     Section 1.704-1(b)(2)(iv)(i) of the Regulation, and not otherwise taken into account in computing Net Profits or Net Losses shall be subtracted from such taxable income or loss.

          (3) In lieu of depreciation, amortization or other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period.

          (4) Notwithstanding any other provision hereof, any items which are specially allocated under Section 5.3 shall not be taken into account in computing Net Profits or Net Losses.

     "Nonrecourse Deductions" has the meaning set forth in Regulation Section 1.704-2(b)(1).

     "Nonrecourse Liability" has the meaning set forth in Regulation Section 1.704-2(b)(3).

     "Performance Pavilion" shall mean a festival performance pavilion and related amenities and facilities including parking and furniture, fixtures and equipment.

     "Preferred Capital" shall mean, with respect to the Members, the aggregate of the amounts contributed by the Members in accordance with Sections 4.2 and 4.4(d) and any unreturned Drawn Amount under Section 4.4(d) hereof.

     "Preferred Rate" shall mean the per annum rate equal to 16%.

     "Preferred Return" shall mean, for any fiscal year or portion thereof, a return equal to the Preferred Rate on the sum of (a) the Undistributed Preferred Capital from time to time during such year and (b) the Unpaid Cumulative Preferred Return from time to time during such year (but excluding the Preferred Return for such fiscal year or portion thereof).

     "Project"  shall mean (i) the Riverboat  Complex,  (ii) the Hotel  Complex,
(iii) the Factory Outlet Mall, (iv) the Performance Pavilion, (v) the Golf Complex, (vi) any temporary gaming facility operated by the LLC pending completion of the Riverboat Complex and (vii) any other land-based facilities located at the Site to provide for activities which are ancillary or complementary to the foregoing.

     "RBG Commitment  Percentage" shall mean 62.5% adjusted pursuant to Sections
4.3 and 4.5 hereof.

     "RBG Loans" shall mean those loans made by RBG or its Affiliates to the LLC pursuant to that certain Commitment Letter between RBG and the LLC dated June 29, 1995.

     "Regulation" shall mean the Treasury Regulations, as in effect on the date hereof, adopted pursuant to Section 704(b) of the Code, together with any revisions or amendments thereto.

     "Riverboat Complex" shall mean (a) the permanent floating gaming pavilion or vessels to be acquired, constructed, developed, furnished, equipped and operated by the LLC for gaming, including a dock, barges and/or mooring facility for such gaming pavilion or vessels in connection with the proposed operation of such pavilion or vessel from a facility or dock located at the Site and (b) shall include activities that are ancillary or complementary to the gaming business (including but not limited to restaurants, gift shops and other permitted and related activities thereon or associated therewith).

     "RSR Commitment Date" shall mean the date 90 days after the Financing Deadline.

     "RSR Commitment  Percentage" shall mean 37.5% adjusted pursuant to Sections
4.3 and 4.5 hereof.

     "Sale" shall mean the sale, exchange, condemnation, foreclosure or other disposition of all or any substantial part of the assets and properties of the LLC in a non-recurring transaction outside the regular course of business of the LLC, and shall include, without limitation, any condemnation, easement sale, casualty or other form of disposition of property, and any other transaction (other than a capital contribution or loan transaction) wherein the proceeds to the LLC are, under generally accepted accounting principles, considered capital in nature. The occasional sale, trade-in or depreciation of furniture, furnishings, fixtures and equipment which become worn out, obsolete or surplus is, for purposes hereof, a transaction occurring in the regular course of business and therefore not a Sale.

     "Site" shall mean the real property to be acquired by the LLC in and around Rising Sun, Indiana.

     "Tax Matters Member" shall have the same meaning as the term "tax matters partner" as set forth in Section 6231(a)(7) of the Code.

     "Undistributed Preferred Capital" shall mean, at any time, the excess, if any, of (a) the Preferred Capital over (b) the aggregate of all distributions to the Members pursuant to Sections 6.1(b)(ii), 6.1(c)(i)(y), 6.3(b) and 6.4(b) hereof prior to such time.

     "Unpaid Cumulative Preferred Return" shall mean, at any time, an amount equal to excess, if any, of (a) the Cumulative Preferred Return over (b) the aggregate of all distributions to the Members pursuant to Sections 6.1(b)(i), 6.1(c)(i)(x), 6.3(a) and 6.4(a) hereof prior to and including such time.

     1.2 References. All references in this Agreement to particular sections or articles shall, unless expressly otherwise provided or unless the context otherwise requires, be deemed to refer to the specific sections or articles in this Agreement. In addition, the words "hereof", "herein", "hereunder", and words of similar import, refer to this Agreement as a whole and not to any particular section or article.

     1.3 Gender and Number. All pronouns and variations used herein shall, regardless of the pronouns actually used, be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may, in the context in which such pronoun is used, require.


                                   ARTICLE II
                                   ----------

                            Organization/Continuation
                            -------------------------

     2.1 Continuation of the LLC. The LLC was previously formed as a limited liability company under the Act and pursuant to the pertinent laws of the State of Indiana. The parties hereto desire to continue the existence of the LLC for the limited purposes and upon the terms and conditions hereinafter set forth. The Members agree that the rights and liabilities of the Members shall be as provided under the Act as the same may be amended from time to time, except as otherwise herein expressly provided.

     2.2 Name. The business of the LLC shall be conducted under the name of Rising Sun Riverboat Casino and Resort, LLC or such other name as the Committee may select, and all transactions of the LLC, to the extent permitted by applicable law, shall be carried on and completed in such name.

     2.3 Character of the Business. The purpose of the LLC shall be to acquire direct or indirect interests in, hold, develop, own, maintain and operate the Project, including the Riverboat and related land facilities on the Site and to operate the Riverboat for casino gaming and related purposes, and to engage in such other ancillary activities as shall be necessary or desirable, and as shall be determined by the Committee, to effectuate the foregoing purposes. The LLC shall have all powers necessary or desirable to accomplish the purposes enumerated.

     2.4 Location of the Principal Place of Business. The location of the principal place of business of the LLC shall initially be at 206 Main Street, Rising Sun, Indiana. The principal place of business of the LLC may be changed from time to time by direction of the Committee.

     2.5 Statutory Agent and Registered Office. The Statutory Agent for service of process and the Registered Office of the LLC shall be CT Corporation System, 1 North Capitol Avenue, Indianapolis, Indiana, 46204, or such other Statutory Agent and Registered Office as the Committee may determine from time to time provide written notice thereof is provided to all Members.

                                   ARTICLE III
                                   -----------

                                      Term
                                      ----

     The LLC shall commence as of the date hereof and continue until dissolved upon the occurrence of the earliest of the following events:

          (a) The Sale or other disposition of all or substantially all of the assets of the LLC;

          (b) The determination of the Committee;

          (c) Dissolution of the LLC by operation of law;

          (d) December 31, 2068; or

          (e)  Death,  dissolution,   liquidation,   bankruptcy  or  termination
(through withdrawal, removal or otherwise) of any Member, unless the remaining Members agree to continue the LLC within 60 days of such event.


                                   ARTICLE IV
                                   ----------

                            Contributions to Capital
                            ------------------------

     4.1 Initial Capital Contributions. RBG shall contribute to the LLC all of its interest in the Site and the Project, including all permits, licenses, plans, drawings, contracts and rights with respect thereto. No credit shall be made to Capital Accounts of either Member by reason of such contribution or any prior contributions by the Members or their predecessors.

     4.2  Additional Capital Contributions.

          (a) RBG: RBG shall contribute all RBG Loans to the LLC and shall fund all LLC expenses incurred in connection with the Project (including up to $219,764 previously advanced by the members of RSR to the LLC) and provide all Financial Accommodations until the first Funding Date, to the extent not funded by third party financing.

          (b) RSR: Subject to Section 4.3, RSR shall, on or prior to the first Funding Date, contribute an amount equal to the RSR Commitment Percentage of the sum of the then outstanding Undistributed Preferred Capital (inclusive of amounts contributed by RBG pursuant to Section 4.2(a) above) and the Unpaid Cumulative Return thereon and provide its pro rata share, based on the RSR Commitment Percentage, of any Financial Accommodations in substitution for the applicable portion of any Financial Accommodation previously provided by RBG.

          (c) Additional Funds: After the first Funding Date, in the event the Committee shall determine that additional funds and/or Financial Accommodations are necessary in order to finance the acquisition, development, construction or operation of the assets and business of the LLC in excess of funds otherwise available to the LLC, including funds available from third party loans, the Committee shall deliver a Capital Call to the Members. Each Member shall, subject to Section 4.3 hereof, be obligated to advance to the LLC its pro rata share of the required additional funding based on its then Member Commitment Percentage, the amount of which funding shall, except as provided by Section 4.4 hereof, be due, in cash, on the Funding Date. Any amounts funded pursuant hereto in cash shall be credited to the Capital Account of the contributing Member in accordance with the provisions of Section 4.4 hereof. Except as provided in
Section 4.2(a), in no event shall a Member be required to make capital contributions under this Section 4.2 and Financial Accommodations under Section
4.4 which aggregate more than such Member's Commitment Percentage.

     4.3 Adjustments to Commitments. On or prior to the RSR Commitment Date, RSR may elect to reduce the RSR Commitment Percentage by delivery to RBG of a written notice stating the amount of the reduced RSR Commitment Percentage, in which event the RBG Commitment Percentage shall be increased by the amount the RSR Commitment Percentage is decreased; provided, however, that if RSR has failed to provide the LLC with notice prior to the RSR Commitment Date, of its ability to fund the RSR Commitment Percentage on the first Funding Date, RSR shall be deemed to have elected to reduce the RSR Commitment Percentage to zero.

     4.4  Financial Accommodations.

          (a) If in the Committee's discretion Financial Accommodations are required to be delivered by Members to any governmental agency, lender or other party (an "Accommodation Recipient") in connection with the LLC's business, the Committee shall provide written notice thereof (the "Financial Accommodation Notice") to the Members, including the form or terms of the Financial Accommodations, the aggregate amount thereof (the "Required Aggregate Financial Accommodation Amount") and the date upon which the Financial Accommodations are required to be delivered to the Accommodation Recipient (the "Financial Accommodation Requested Date"), in which event each of RBG and RSR shall provide such Financial Accommodation in proportion to their respective Member Commitment Percentages; provided, however, that in no event will RSR be required to provide a Financial Accommodation prior to the first Funding Date.

          (b) Except as provided in Section 4.2(b), (i) no later than 30 days after the Financial Accommodation Notice is given, if such Notice is given prior to the completion of the Riverboat Complex or (ii) no later than 60 days after the Financial Accommodation Notice is given, if such notice is given following the completion of the Riverboat Complex, each Member shall provide to the Accommodation Recipient a Financial Accommodation issued by or for the account of such Member or an Affiliate of such Member in the amount equal to the product of the Required Aggregate Financial Accommodation Amount and the Commitment Percentage of such Member (the "Required Financial Accommodation Amount") and otherwise complying with the terms set forth in the Financial Accommodation Notice.

          (c) If RSR fails to deliver or cause to be delivered its Financial Accommodation in accordance with the terms of this Section 4.4 or Section 4.2 or the Accommodation Recipient refuses to accept RSR's Financial Accommodation, or accept the substitution by RSR's Financial Accommodation and the corresponding release of the applicable portion of RBG's Financial Accommodation pursuant to
Section 4.2, RBG shall have the right to advance to the LLC funds as Preferred Capital or provide (or continue providing) Financial Accommodations equal to RSR's Required Financial Accommodation Amount, in which event RSR shall be deemed to have failed to make a capital contribution in accordance with Section
4.5 hereof in the amount of its Required Financial Accommodation Amount.

          (d) If there is a draw on, or any amount otherwise is paid pursuant to, the Financial Accommodation (the "Drawn Amount") of any Member (the "Drawn Member"), the other Members shall contribute to the capital of the LLC in cash, no later than ten days after written notice is given by the Drawn Member of such draw or other payment, an amount equal to the product of the Drawn Amount and such other Member's Commitment Percentage, and the amount of such contribution promptly shall be paid by the LLC to the Drawn Member as reimbursement for such draw or other payment. Any failure by RSR to make such contribution shall be a funding default pursuant to Section 4.5 hereof.

     4.5 RSR Failure to Advance. Subject to Section 4.3, if RSR shall fail to make its proportionate share of a required contribution under Sections 4.2(b) or 4.2(c) (an "RSR Default"), the same shall be deemed an irrevocable election by RSR not to make any further contributions of Preferred Capital to or provide Financial Accommodations for the benefit of, the LLC.

     4.6  LLC Percentages.

          (a) Subject to adjustment as herein provided, the initial LLC Percentages of each of the Members shall be:

           Member                                   Percentage
           ------                                   ----------

           RBG                                      50%
           RSR                                      50%


          (b) In the event of an adjustment to the RSR Commitment Percentage pursuant to Section 4.3 hereof, RSR's LLC Percentage shall be reduced to equal
(i) 20%, plus (ii) 80% of the RSR Commitment Percentage, and RBG's LLC Percentage shall be increased by the amount of any such decrease in RSR's LLC
Percentage unless and until a RSR Default occurs and thereafter the LLC Percentages shall be adjusted as provided in Section 4.6(c).

          (c) In the event of an RSR Default, RSR's LLC Percentage shall be reduced from time to time to equal (i) 20%, plus (ii) 40% of the quotient of the
(x) the amount of RSR's Preferred Capital, divided by (y) the total Preferred Capital, as increased from time to time by additional contributions of Preferred Capital by RBG, and RBG's LLC Percentage shall be increased by the amount of any such decrease in RSR's LLC Percentage. The adjustment required by this Section 4.6(c) shall be made upon the occurrence of each RSR Default, on the last day of the first full month the Project is completed and open to the public (or if earlier, December 31, 1997) and as of the last day of each year thereafter.

     4.7 RSR Minimum and Maximum Percentage. Except for dilution attributable to the admission of Community Participants, RSR's LLC Percentage shall not be less than 20% nor more than 50%.

     4.8 No Withdrawal. Neither the LLC nor any Member shall be obligated to redeem or repurchase the LLC Interest of any Member. No Member shall be entitled to withdraw any part of its capital contribution or to receive any distributions from the LLC except as expressly provided herein or by law. In no event shall any Member have the right to redeem or receive any assets of the LLC other than cash.

     4.9 Capital Accounts. The Members' Capital Accounts as of the date hereof are as set forth on Exhibit A hereto.

     4.10 No Third Party Beneficiaries. The right or obligation of any Member to make a capital contribution or a Default Loan or other loan, or otherwise to do, perform, satisfy or discharge any liability or obligation of any Member hereunder, or to pursue any other right or remedy hereunder or at law or in equity provided, shall not confer any right or claim upon or otherwise inure to the benefit of any creditor or other third party having dealings with the LLC, it being understood and agreed that the provisions of this LLC Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. The rights or obligations of the Members herein set forth, including, without limitation, the obligation to make capital contributions or the right to make additional capital contributions or Default Loans or other loan shall not be deemed an asset of the LLC, may not be sold, transferred or assigned by the LLC in connection with any sale or transfer of a LLC Interest made in accordance with the provisions of this LLC Agreement, and may not be pledged or encumbered to secure any debt or other obligation of the LLC or of the Members.

     4.11 Transactions. Concurrently herewith, the LLC shall enter into the Management Agreement.

     4.12 Community Participants. The Members acknowledge that it may be desirable to offer Community Participants the opportunity to acquire interests in the LLC through a newly created entity, subject to the approval by the Members. LLC shall be responsible, at the LLC's expense, for the solicitation and admission of Community Participants into the LLC through a newly-created entity which will be admitted as a member of the LLC and RSR and RBG shall suffer dilution proportionate to their LLC Percentages. Any offering of such interests to the Community Participants shall be priced, at a minimum, at the total cost of the Project, shall be on such other terms as agreed to by the Members and the proceeds of any such subscription shall be paid to the LLC, whether directly or indirectly. The LLC shall be responsible for compliance with security and other laws and shall indemnify RBG and RSR for any loss, claim, damage or expense arising from such solicitation.

                                    ARTICLE V
                                    ---------

                         Allocations, Distributions and
                        Other Tax and Accounting Matters
                        --------------------------------

     5.1 Allocation of Net Profits. The Net Profits of the LLC for any fiscal year of the LLC shall, subject to the provisions of Section 5.5, be allocated among the Members as follows:

          (a) In any fiscal year in which there shall be a distribution to the Members of Net Cash Flow pursuant to Sections 6.1(a), 6.1(b)(i), 6.2(c)(i)(x), 6.2(c)(ii) or 6.2(d), Net Profits, up to and including (but not in excess of) the amount of such Net Cash Flow so distributed for such fiscal year, shall be allocated among the Members in the same proportion in which such Net Cash Flow has been so distributed.

          (b) In the event that, as a result of any of the provisions of Section 5.5, Net Losses for any preceding fiscal year shall have been allocated among the Members other than in accordance with the LLC Percentages of the Members for the fiscal year or years in which such allocations shall have been made, then any Net Profits remaining for the fiscal year in question after allocation pursuant to subsection (a) above shall be allocated to those Members which, in preceding fiscal years, shall have been allocated Net Losses in excess of the amount thereof which would have been allocated to such Members on the basis of their LLC Percentages then in effect (or, for any fiscal year in which an adjustment shall have been made in LLC Percentages, their weighted average LLC Percentage for such fiscal year), until there shall have been allocated to such Members pursuant to this subsection (b), pro rata in accordance with the respective amounts of such excess Net Losses previously allocated each such Member, an amount of Net Profits equal to such excess Net Losses.

          (c) If in any fiscal year there shall be Net Profits not otherwise allocated pursuant to subsections (a) or (b) above, and if the aggregate amount of Net Profits allocated to the Members for all previous LLC fiscal years shall, as of the end of any fiscal year, be less than the aggregate amount of Net Cash Flow distributed to the Members (other than Net Cash Flow excluded pursuant to subsection (a) above), any remaining Net Profits not allocated or above provided shall be allocated to the Members in such amounts and in such proportions as shall result, as nearly as possible, in the total amount of all Net Profits allocated to the Members on a cumulative basis during the term of the LLC being equal to the total amount of such Net Cash Flow actually distributed to the Members, without regard to amounts distributed pursuant to Sections 6.2(b)(ii) and 6.2(c)(i)(y).

          (d) If in any fiscal year there shall be Net Profits not otherwise allocated pursuant to subsections (a), (b) or (c) above, the balance shall be allocated among the Members in accordance with their respective LLC Percentages as of the end of the fiscal year in question.

     5.2 Net Losses. The Net Losses of the LLC for any fiscal year of the LLC shall, subject to the provisions of Section 5.5, be allocated to the Members in accordance with their respective LLC Percentages.

     5.3  Gain or Loss.

          (a) Timing of Allocations. All allocations of Gain or Loss realized during any fiscal year shall be made after the Capital Accounts of the Members shall have been credited or charged with all Net Profits and Net Losses of the LLC, after distribution of any Net Cash Flow (other than Net Cash Flow resulting from a transaction giving rise to Gain or Loss), and after any special allocations required by Section 5.5, in each case for any Fiscal Year in which such Gain or Loss occurs, but prior to the charge to the Capital Accounts resulting from the distribution of Net Cash Flow resulting from the transaction giving rise to such Gain or Loss.

          (b) Allocation of Gain. After compliance with Section 5.3(a), any Gain shall be allocated among the Members as follows and in the following order of priority:

              (i) If, at the time of allocation of such Gain, any Member shall have a negative balance in its Capital Account, there shall first be allocated to the Members having negative balances in their Capital Accounts, an amount of such Gain sufficient to cause the balances in their respective Capital Accounts to equal zero (0), such Gain to be allocated among the Members pro rata in accordance with their respective negative Capital Account balances; and

              (ii) Next, any remaining Gain shall be allocated among the Members in such amounts and in such proportions as shall, as nearly as possible, cause their respective Capital Account balances to equal the amount they would be entitled to receive pursuant to Sections 6.3 (a) and (b) hereof.

              (iii) Next, any remaining Gain shall be allocated among the Members in such amounts and in such proportion as shall, as nearly as possible, after disregarding the allocation in the immediately preceding subclause (ii), cause their respective Capital Accounts to be in proportion to their LLC Percentages.

          (c) Losses. Any Losses recognized during any fiscal year of the LLC shall be allocated as ------ follows:

              (i) Losses shall first be allocated among those Members, if any, having positive balances in their Capital Accounts in such manner and in such amount so as to cause their respective Capital Account balances (whether positive or negative) to equal the amount they would be entitled to receive pursuant to Sections 6.3 (a) and (b) hereof;

              (ii) Next, any remaining Loss shall be allocated among the Members in such amounts and in such proportion as shall, as nearly as possible, cause their respective Capital Accounts to be in proportion to their LLC Percentages.

              (iii) Any remaining Losses shall be allocated among the Members in accordance with their then LLC Percentages; and

          (d) Installment Sales. In connection with any transaction which, under the Code, the LLC elects to treat as an installment sale, Gain or Loss shall be allocated under the above provisions of this Section as though the full amount of the deferred obligation had been received at the time of Sale, and, in any fiscal year in which a portion of the Gain or Loss is required to be recognized for federal income tax purposes, the portion to be recognized by the LLC for such fiscal year shall be allocated among the Members, as nearly as possible, in the proportions in which Net Cash Flow resulting from such Sale has been distributed or is distributable to the Members for such fiscal year, until such time as the full amount of the Gain or Loss required to be allocated to a Member has been so allocated. Anything herein to the contrary notwithstanding, the amount of interest income included in the income of the LLC for federal income tax purposes by reason of the collection of interest on any deferred obligation resulting from a Sale shall be specially allocated to the Members to whom and in such amount as such interest is distributable pursuant to Section 6.3.

     5.4 Allocations in Case of Transfer or Other Events. The Net Profits or Net Losses allocable to a Member whose LLC Interest has been transferred or otherwise adjusted, in whole or in part, during any fiscal year, shall be allocated among the persons who were holders of such LLC Interest (or the portion thereof so transferred or adjusted) during such year in proportion to their respective holding periods, without any requirement for the attempted separate determination of the results of LLC operations during such separate periods; provided, however, Gains or Losses shall be allocated to those Members who were Members in accordance with the provisions above set forth with respect to allocations of Gains or Losses based upon Capital Account balances and LLC Percentages in effect at the time of the occurrence of the event giving rise to such Gain or Loss.

     5.5 Special Allocations. The following special allocations shall be made in the following order:

          (a) (i) Minimum Gain Chargeback. Notwithstanding any other provision of this Article V, if there is a net decrease in LLC Minimum Gain during any Fiscal Year, then, except as otherwise provided in Regulations Section 1.704-2(f), each Member shall be specially allocated items of income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in LLC Minimum Gain, as determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(j)(2) of the Regulations. This Section 5.5(a)(i) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

          (ii) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Article V, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, then, except as otherwise provided in Regulations Section 1.704-2(i)(4), each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5) shall be specially allocated items of LLC income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.5(a)(ii) is intended to comply with the minimum gain chargeback requirement in Section 1.704-(2)(i)(4) of the Regulations and shall be interpreted consistently therewith.

          (b) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii) (d)(4), (5) or (6), items of income and gain shall be specially allocated to the Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 5.5(b) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.5(b) were not in the Agreement.

          (c) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be allocated among the Members in accordance with their LLC Percentages as of the end of the Fiscal Year.

          (d) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

          (e) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any LLC asset pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts as a result of a distribution to a Member in complete liquidation of its interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the LLC in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Regulations Section 1.704(b)(2)(iv)(m)(4) applies.

     5.6 Other Allocation Rules.

          (a) For purposes of determining the Net Profits, or Net Losses, or any other items allocable to any period, such items shall be determined on a daily, monthly, or other basis, as determined by the Committee using any permissible method under Code Section 706 and the Regulations thereunder.

          (b) Except as otherwise provided in this Agreement, all items of income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Net Profits and Net Losses, as the case may be, for the Fiscal Year.

          (c) The Members are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions thereof in reporting their shares of income and loss for income tax purposes.

          (d) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the LLC within the meaning of Regulations Section 1.752-3(a)(3), the interest of the Members in LLC Profits equals one hundred percent (100%), in proportion to their LLC Percentages.

     5.7 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the LLC shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the LLC for federal income tax purposes and its initial Gross Asset Value in accordance with the "traditional method" set forth in Regulations Section 1.704-3(b)(1).

     In the event the Gross Asset Value of any LLC asset is adjusted pursuant to any provision of this Agreement in accordance with the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such LLC asset shall take into account any variation between the adjusted basis of such LLC asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

     5.8 Books and Records. The Committee shall cause to be maintained full and accurate books and records for the LLC in accordance with generally accepted accounting principles consistently applied. The LLC books and records shall be kept at the principal office of the LLC and each Member shall, at reasonable times, have free access thereto for the purpose of inspecting or copying the same. The accrual method of accounting shall be selected for all purposes of the LLC's books of account and for federal income tax purposes unless otherwise determined by the Committee.

     5.9 Tax Elections and Returns. All elections required or permitted to be made by the LLC under any applicable tax laws shall be made by the Committee; provided, however, the LLC shall, if requested by the transferee of a LLC Interest, file an election on behalf of the LLC pursuant to Section 754 of the Code to adjust the basis of the LLC property in the case of a transfer of a LLC Interest made in accordance with the provisions of this Agreement. The Committee shall be responsible for preparing all federal and state tax returns for the LLC and furnishing required schedules showing allocations of tax items to all other Members within the period of time prescribed by law (including any extensions permitted by applicable law), and the Managing Member or such other Member selected by the Committee shall be the Tax Matters Member for the LLC.

     5.10 Restoration of Deficit Capital Accounts. Anything herein to the contrary notwithstanding, no Member shall have any obligation to restore the amount of any negative balance in its Capital Account whether upon dissolution or liquidation of the LLC or otherwise. The negative balance in any Capital Account shall in no event be deemed an asset of the LLC.


                                   ARTICLE VI
                                   ----------

                        Distributions and Reimbursements
                        --------------------------------

     6.1 Net Cash Flow. Subject to the provisions of Sections 6.2, 6.3, 6.4 and 6.5, the LLC shall distribute to the Members the Net Cash Flow of the LLC as follows, within 30 days after the end of each fiscal year (the "subject fiscal year"):

          (a) To the extent not previously distributed under Section 6.6(b) hereof, the first $10,000,000 (or such less available amount) of Net Cash Flow for the subject fiscal year to the Members in proportion to their respective LLC Percentages;

          (b) The next $35,000,000 (or such lesser available amount) of Net Cash Flow for the subject fiscal year:

              (i) first, to the Members an amount up to the Unpaid Cumulative Preferred Return, ratably on the basis of the Members' respective amounts thereof; and

              (ii)  the  balance,   to  the   Members,   an  amount  up  to  the
     Undistributed Preferred Capital, ratably on the basis of the Members' respective amounts thereof;

          (c) During any period where there exists Unpaid Cumulative Preferred Return or Undistributed Preferred Capital, the balance, if any, of Net Cash Flow for the subject fiscal year shall be distributed (i) two-thirds (x) first to Unpaid Cumulative Preferred Return, ratably on the basis of the Members' respective amounts thereof and (y) second, to the Undistributed Preferred Capital, ratably on the basis of the Members' respective amounts thereof; and
(ii) one-third to the Members in proportion to their respective LLC Percentages; and

          (d) During any period where there is no Undistributed Preferred Capital or Unpaid Cumulative Preferred Return, to the Members in proportion to their respective LLC Percentages.

          (e) For the fiscal year in which the Initial Opening Date referred to in Section 6.2 shall occur, the $10,000,000 distribution referred to in Section 6.1(a) shall be pro rated on a per diem basis for that portion of the year after the Initial Opening Date occurs.

     6.2 Limitations on Distribution. Except as provided in Sections 6.4, 6.5 and 6.6 hereof, no distributions shall be made of Net Cash Flow attributable to periods ending prior to the later of (i) January 1, 1997 and (ii) the date a gaming vessel and the shell and core gaming related facilities at the land pavilion portion of the Riverboat Complex are completed and open to the general public (the "Initial Opening Date"). Any such Net Cash Flow not so distributed shall be held in reserve and used to fund Project development and construction costs and the required distribution pursuant to Section 6.6(a).

     6.3 Net Cash Flow Resulting From a Sale or Refinancing. Notwithstanding the provisions of Section 6.1, but subject to the provisions set forth herein, distributions of the net proceeds resulting from a Sale or refinancing shall be made from time to time as determined by the Committee, and when made shall be distributed in the following amounts and the following order of priority:

          (a) First, to the Members an amount equal to the Unpaid Cumulative Preferred Return ratably on the basis of the Members' respective amounts thereof;

          (b) Second, to the Members an amount equal to the Undistributed Preferred Capital, ratably on the basis of the Members' respective amounts thereof; and

          (c) Third, to the Members an amount equal to the then remaining outstanding positive balances in their Capital Accounts, pro rata in accordance with their then positive balances until the positive balances in their respective Capital Accounts shall have been reduced to zero (0) provided, however, in the case of any distribution of Net Cash Flow resulting from a Sale which results in or is made in connection with the liquidation of the LLC (as defined in Section 1.704-1(b)(2)(ii)(g) of the Regulation) no such distribution shall be made to any Member except to the extent of and in proportion to the then positive balance in the Member's Capital Account after allocation to such Member of any gain or loss in accordance with the provisions of Article V.

     6.4 Special Distribution to RBG. Notwithstanding Sections 6.1 and 6.2, the proceeds of RSR's capital contribution pursuant to Section 4.2(b) shall be distributed to RBG upon receipt of such contribution by the LLC and such amount shall be charged to RBG's Capital Account and shall be (a) first in payment of Unpaid Cumulative Preferred Return and (b) second in payment of Undistributed Preferred Capital.

     6.5 Special Distribution to RSR. Concurrently with the execution hereof, the LLC shall distribute the sum of $219,764 to RSR in repayment of prior advances by the members of RSR to the LLC.

     6.6 Tax Distributions. Notwithstanding Sections 6.1 and 6.2:

          (a) If, on the first Funding Date, RSR's Commitment Percentage is zero, then the LLC shall distribute to the Members, in proportion to their LLC Percentages, an amount equal to the greater of (i) 40% and (ii) the highest marginal rate applicable to individuals for the tax year in question, times the LLC's taxable income for each taxable year or portion thereof up to but not after the Initial Opening Date. Distributions pursuant to this Section 6.6(a) shall be made no later than March 15 of the year following the year in which said taxable income was recognized; and

          (b) In the event on the first Funding Date RSR's Commitment Percentage is zero, after the Initial Opening Date the LLC shall distribute quarterly, to the extent of Net Cash Flow, $2.5 million among the Members in accordance with their LLC Percentages, such distribution to be an advance against distributions pursuant to Section 6.1(a) hereof; provided, however, the total amount distributable pursuant to this Section 6.6(b) for the fiscal year in which the Initial Opening Date shall occur shall not exceed the maximum distribution for such fiscal year pursuant to Section 6.1(a) as adjusted by Section 6.1(e).

     6.7 Installment Sales. In connection with any Sale transaction whereby Net Cash Flow is received in installments, principal payments received with respect to the installment obligation shall be allocated among the Members in the priority indicated in (and subject to the provisions of) Section 6.1 as of the date of such Sale, and interest payments received by the LLC with respect to such deferred obligation shall be distributed among the Members in the same proportion in which each is entitled to share in the principal portion of the deferred obligation.

                                   ARTICLE VII
                                   -----------

                              Management of the LLC
                              ---------------------

     7.1  Executive Committee.

          (a) The management and control of the LLC shall be vested in the Members, who shall exercise their authority through an executive committee (the "Committee"), which shall be responsible for the establishment of policy and operating procedures respecting the business affairs of the LLC and exercising its right under the Management Agreement. The Committee shall at all times consist of four (4) Members, three (3) of whom shall be appointed by RBG and one
(1) of whom shall be appointed by RSR, each of whom shall represent the Members which appointed them. Each Member may appoint either a permanent or temporary alternative for each Member appointed by it to the Committee, who shall have all the powers of the Committee member in his absence or inability to serve. Each member of the Committee may vote by delivering his proxy to another member of the Committee or to any other person. Each Member shall have the power to remove any member or alternative member of the Committee appointed by it by delivering written notice of such removal to the LLC and to the other Members. Vacancies on the Committee shall be filled by the Member which appointed the Committee member previously holding the position which is then vacant.

          (b) The Committee shall meet at least once each quarter at the offices of the LLC or such other times or places as the Committee shall determine (unless such meeting shall be waived by all members thereof) or on the call of any two members upon five (5) days' notice to all Members by telecopy, telephone or delivery of written notice. Any officer of the Members shall be allowed to attend any meeting of the Committee. An agenda for each meeting shall be prepared in advance by the Members in consultation with each of the others. A majority of the members of the Committee shall constitute a quorum.

          (c) A concurring vote of at least a majority of the members of the Committee present at any meeting shall be required for any action of the Committee and shall be deemed to be a vote by the Members; provided however, that a unanimous vote of the Committee shall be required for (i) the sale of all or substantially all of the Project or the dissolution of the LLC as long as RSR's LLC Percentage is in the ratio of 45:55 or greater to RBG's LLC Percentage, (ii) the exercise of the LLC's right under Section 7.8 of the Management Agreement as long as RSR's LLC Percentage is in the ratio of 45:55 or greater to RBG's LLC Percentage and (iii) materially expanding the scope of the Project beyond the Components as described herein which cause the total amount of Preferred Capital and financing to exceed $152 million (excluding that portion of Preferred Capital and financing which are used to fund loans for infrastructure improvements to governmental entities).

          (d) The Committee may act without a meeting if the action taken is approved in writing in advance by at least three members then entitled to vote and the Members are given at least five days prior notice to the taking of such action. In addition, the Committee may hold meetings by conference telephone connection so long as all participating Committee members have the ability to hear discussions from all other members participating in the meeting. The Committee shall cause written minutes to be prepared of all action taken by the Committee and shall deliver a copy thereof to each member of the Committee within thirty (30) days thereafter.

          (e) The Committee may by resolution delegate its powers, but not its responsibilities, to employees of any Member or to any other person or persons.

          (f) Anything herein contained to the contrary, the Committee shall have no right, power or authority to borrow money if the terms of such borrowing require the personal liability of any of the Members, without the written consent of such Member or Members, except as provided in Section 4.4 hereof.

     7.2 Managing Member. RBG shall be the Managing Member (such Member so appointed being herein referred to as the "Managing Member") who shall be responsible, on a day-to-day basis, for the operation of the business of the LLC including obtaining necessary insurance for the Project to the extent the LLC is required to do so pursuant to Section 8 of the Management Agreement. The Managing Member shall have only such authority as shall be delegated to it by the Committee, or as herein expressly provided, which authority shall be subject to revision, revocation, or alteration from time to time by action of the Committee, and the Managing Member shall report to the Committee.

     7.3 Bank Accounts. The LLC shall maintain bank accounts in such banks as the Committee may designate exclusively for the deposit and disbursement of all funds of the LLC. All funds of the LLC shall be promptly deposited in such accounts. The Committee from time to time shall authorize signatories for such accounts.

     7.4 Reimbursements for Costs and Expenses. The Committee shall fix the amounts, if any, by which the LLC will reimburse each Member for the costs and expenses incurred by such Member on behalf and for the benefit of the LLC.

     7.5 No Authority of Individual Member. Subject to the provisions of Section
7.2 relating to the Managing Member, no Member, acting individually, nor any of their respective Affiliates, has the power or authority to bind the LLC or any Member or to authorize any action to be taken by the LLC, or to act as agent for the LLC or any other Member, unless that power or authority has been specifically delegated or authorized by action of the Committee.

     7.6 Other Businesses. Each party recognizes that the Members, and their Affiliates, have or may have other business interests, activities and investments, some of which may now or hereafter be in conflict or competition with the business of the LLC, and that, subject to the provisions hereinafter in this Section 7.6 set forth, each Member and their respective Affiliates are entitled to carry on such other business activities, interests and investments without any accountability therefor to the LLC or any other Member. No Member, and no Affiliate of any Member, shall be obligated to devote all or any particular part of its time and effort to the LLC or its business affairs except such reasonable amount of time as may be necessary in order to fulfill their respective duties and obligations hereunder. Except as hereinafter in this
Section 7.6 set forth, each Member, and each Affiliate of each Member, may engage in or possess an interest in any other business or venture of any kind, independently or with others, including, without being limited to, owning, financing, acquiring, leasing, promoting, developing, improving, constructing, operating or managing other real or personal properties (including real and personal properties devoted, in whole or in part, to the business of gaming or which are activities in support of gaming operations) on its own behalf or on behalf of other entities with which it is affiliated or associated, and any Member and each Affiliate of any Member may engage in any activities, whether or not competitive to the LLC, without any obligation to offer any interest in such activities to the LLC or to any Member or to any Affiliate of any Member. Except as may be set forth in any separate agreement which may be entered into by the Members or any of their Affiliates, neither the LLC nor any Member nor any Affiliate of any Member shall have any right by virtue of this LLC Agreement or by virtue of the relationship between the Members as partners, in or to such other activities, or to the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the LLC, shall not be deemed wrongful or improper or a breach of any joint venture or fiduciary duties owed by one party to the other, or entitle any party to any interest in or sharing in the profits or losses from any such other activities.

     7.7 Liability of the Members. So long as each Member acts in good faith with respect to the conduct of the business and affairs of the LLC, and in the manner in which it reasonably believes to be in the best interests of the LLC or otherwise in accordance with the provisions of this LLC Agreement, no Member shall be liable or accountable to the LLC or to any of the Members in damages or otherwise for any error of judgment, for any mistake of fact or of law, or for any other act or thing which it may do or refrain from doing or suffer to be done in connection with the business and affairs of the LLC, except in the case of its willful misconduct or gross negligence. RSR acknowledges that an Affiliate of RBG is the Operator of the Project pursuant to the Management Agreement and notwithstanding such relationship RBG shall be entitled to vote its LLC Interest and take all other actions as a Member of the LLC to enforce, fulfill and/or waive the LLC's rights and obligations under the Management Agreement as it may deem appropriate (subject to Section 7.1(c) hereof).

     7.8 Indemnity. The LLC shall indemnify, defend and hold each Member, and each officer, director, stockholder, partner, employee, agent, affiliate, subsidiary, successor or assign of each Member (the "Indemnitees") free and harmless of, from and against any expenses, losses, claims, costs, damages and liabilities, including without limitation, judgments, fines, amounts paid in settlement and expenses (including without limitation, attorneys' fees and expenses, court costs, investigation costs and litigation costs) incurred by any Indemnitee in any civil, criminal or investigative proceeding in which it is involved or threatened to be involved by reason of the Member's being a member in the LLC provided that the Member acted in good faith, within what it reasonably believed to be the scope of its authority and for a purpose which it reasonably believed to be in the best interests of the LLC or the Members or otherwise in compliance with the provisions of this Agreement; provided, however
(i) that the LLC shall not be required to indemnify any Indemnitee for any loss, expense or damage which it may suffer as a result of the willful misconduct, gross negligence or bad faith by or of the Member to which the Indemnitee is related in failing to perform its duties hereunder; (ii) the LLC shall not be required to indemnify any Indemnitee for any breach of the provisions of this LLC Agreement, or for any loss, expense or damage which it may suffer as a result of the breach of this LLC Agreement by the Member to which the Indemnitee is related; and (iii) any liability hereunder shall be limited solely to the assets and properties of the LLC, and no Member (or any Affiliate of any Member) shall have any liability or obligation hereunder.

     7.9 Third Party Financing. The Members shall use their reasonable efforts to obtain non-recourse third party financing on terms more favorable to the LLC than the Preferred Capital when and if such financing becomes available and shall request on or prior to October 1, 1995, proposed financing terms for and financing from four financial institutions selected by RBG and a representative of RSR.


                                  ARTICLE VIII
                                  ------------

                                 Loss of License
                                 ---------------

     8.1 Loss of License. A "Loss of License" shall mean any denial, revocation, suspension (for a period in excess of three (3) days) or non-renewal of any License, whether resulting from any judicial or administrative proceeding, or otherwise, and which results, directly or indirectly, from any act or omission of, or ineligibility to hold a License by any Member, or any Affiliate of a Member (including, for this purpose, the partners, shareholders, employees, agents, officers, members or directors of any of the Members, or their respective partners or equity participants or any person or entity with whom such party has had business or other dealings), including, without limitation, the commission of any crime or other act deemed inconsistent with the holding of a License, or the association or affiliation with unsuitable persons or entities, whether or not the allegations with respect thereto are true in fact. No Loss of License shall be deemed to have occurred so long as proceedings with respect thereto are being contested with due diligence and in good faith by the LLC, or the person or entity affected thereby, provided that, during the pendency of such proceedings, the LLC is able to continue gaming operations on an uninterrupted basis and without additional restrictions with respect thereto. A Loss of License, however, shall be deemed to have occurred notwithstanding that additional rights of appeal or contest may be available if, as a result of any such action, gaming operations by the LLC are prohibited or materially restrained, limited or restricted. For purposes of the below provisions of this
Article VIII, the "Responsible Member" shall mean the Member which is, or whose Affiliate is, responsible for the Loss of License and the Non-Responsible Members shall mean all other Members. If the Loss of License results from the acts or omissions of one or more Affiliates of more than one Member, then each such Member shall be a Responsible Member with respect to the Affiliate whose acts or omissions were responsible for the Loss of License, and each other Member shall also be deemed a Non-Responsible Member with respect to the same act or omission, and each shall separately have the right to invoke the provisions hereinafter set forth.

     8.2  Provisions Relating to Loss of License.

          (a) If a Loss of License shall occur or is imminent, the Responsible Member may transfer its interest in the LLC, or such Member's Affiliate, if applicable, may transfer its interest in the Member, to a trust established for the purpose of disposing of such interest; provided, however that the terms of such trust and the identity of the trustee thereof are acceptable to the Commission and reasonably acceptable to the other Members, the ownership of such interest by the trust does not impair the ability of the LLC to continue gaming operations on an uninterrupted basis and without additional restrictions and such interest transferred to the trust continues to be subject to the provisions hereof, including, without limitation, Article IX hereof;

          (b) Subject to Section 8.2(a), if the Loss of License occurs as a result of the acts or omissions of an Affiliate of a Member, the Responsible Member shall redeem such Affiliate's interest within thirty (30) days after such Loss of License or such lesser period of time as may be required by law;

         (c) If RSR is the Responsible Member and the Loss of License is attributable to an Affiliate of RSR, RBG shall lend RSR sufficient funds to complete the purchase required by Section 8.2(b) at a price not greater than the Fair Market Value of such Affiliate's interest, upon the request of RSR; provided, that RBG shall not be obligated to make such loan if (i) the purchase of such interest by RSR for RSR's unsecured promissory note would cure or prevent the Loss of License and (ii) RSR has not demonstrated a good faith effort to obtain third party financing and would be able to obtain such financing. RBG's loan shall be fully secured by RSR's LLC Interest and all distributions from the LLC to which RSR is entitled shall be paid by the LLC to RBG in repayment of such loan, together with interest thereon at commercially reasonable rate, not less than Prime but in no event greater than 16% per annum, until the loan and interest thereon is repaid in full;

          (d) If any of the foregoing transfers are not effected or do not prevent or cure the Loss of License or if thereafter the trust is not effective in preventing a Loss of License or the trust terminates prior to a disposition of the interest or for any reason the Responsible Member fails to redeem the ownership interest of its Affiliate then and only then the following provisions shall apply:

              (i) The Non-Responsible Members shall have the right, at any time and for so long as the Loss of License condition shall continue, to elect the "Buy-Out Right" set forth in Section 8.3 below, such election to be contained in a written notice (the "Buy-Out Notice") from any Non-Responsible Member to the Responsible Member. For purposes hereof, any Non-Responsible Member submitting a Buy-Out Notice shall hereafter be referred to as a "Purchasing Member".

              (ii) Promptly upon delivery of the Buy-Out Notice, and in no event later than three (3) days thereafter, the Responsible Member shall have the right, exercisable by written notice to the Purchasing Members (the "Response Notice") that the Responsible Member has elected to, and has, caused the withdrawal of the Affiliate of the Responsible Member responsible for the Loss of License. Upon the delivery of the Response Notice, the Members shall advise the appropriate licensing authorities that the Affiliate responsible for the Loss of License has withdrawn from its interest in the LLC and shall request reinstatement of the License. If, after such request, the License is reinstated, then, with respect to the event or circumstance giving rise to the Loss of License, the Buy-Out Notice shall be deemed to have been terminated and will be of no further force or effect. If, however, the licensing authorities fail or refuse to reinstate the License within five (5) days after request therefor as hereinabove provided, then the Buy-Out Notice shall remain in effect and the provisions of Section 8.3 shall be applicable;

          (e) During the period Fair Market Value is being determined pursuant to a purchase under Section 8.3, the Responsible Member shall not be entitled to any distributions from the LLC and shall not be permitted to vote its LLC Interest.

    8.3  Buy-Out Provisions.

         (a) Whenever a Buy-Out Notice shall be delivered in accordance with the provisions of Section 8.2, the same shall constitute an agreement on the part of the Purchasing Members to buy, and the Responsible Member to sell, the entire LLC Interest of the Responsible Member in the LLC for a price, payable in cash at the closing, equal to:

              (i) If the Loss of License relates solely to the Project, at seventy-five percent (75%) of Fair Market Value.

              (ii)  If  the  Loss  of  License   relates  to  a  License  for  a
     jurisdiction outside of Rising Sun, at Fair Market Value.

         (b) If there shall be more than one Purchasing Member, each shall purchase a portion of the LLC Interest of the Responsible Member pro rata in accordance with the respective LLC Percentages of the Purchasing Members. The closing shall take place not later than ten (10) days after the determination of the purchase price of the LLC Interest of the responsible member. At the closing, the Responsible Member shall execute and deliver such instruments, documents and certificates as the Purchasing Members shall reasonably request in order to transfer and assign to the Purchasing Members (or to any other party designated by the Purchasing Members to the Responsible Member in writing at or prior to the closing) the entire LLC Interest of the Responsible Member in the LLC, including, without limitation, the entire interest of the Responsible Member in all loans, and all interest accrued and unpaid thereon, and the Non-Responsible Member shall deliver the purchase price in cash (or by certified or cashier's check made payable to the order of the Responsible Member) or in the form of a promissory note with recourse to the assets of RBG, bearing interest the lower of (i) the prime or base rate announced from time to time by the First National Bank of Chicago, N.A. and (ii) 10% fully amortizing over five years. The Purchasing Members shall, prior to and/or after the closing, substitute Financial Accommodations for any Financial Accommodations in existence for the Responsible Member and shall use their reasonable efforts to cause any Financial Accommodation of the Responsible Member to be released. In the event of any dispute between the Responsible Member and the Purchasing Members regarding the amount of the purchase price, there shall be paid to the Responsible Member the amount not in dispute, and the remainder shall be paid promptly upon the determination thereof by the parties, or, in the event they shall fail to agree on the amount, by arbitration conducted in Chicago, Illinois, in accordance with the rules and regulations of the American Arbitration Association. In order to further secure the performance of the obligations of the parties hereto, each Member (if it shall be a Responsible Member at any time hereafter) hereby appoints the Purchasing Members, and each of their Affiliates, and the officers, directors, shareholders, employees and agents of the Responsible Member and its Affiliates, as the agent and attorney-in-fact for and on behalf of each Purchasing Member to execute, acknowledge and deliver such instruments, documents or certificates as are herein contemplated in connection with any buy-out.

         (c) For purposes of this Article VIII, Fair Market Value of an LLC Interest or of an interest in RSR, as the case may be, shall be determined by two independent appraisers, one selected and paid for by the LLC and one selected and paid for by the Responsible Member. Each such appraiser shall perform an appraisal at the cost of the respective party. If the appraisers are within 10% of each other, the Fair Market Value shall be the average of the two. If the two are not within 10% of each other, a third appraiser will be selected by the two appraisers who will perform a third appraisal. In such event, the Fair Market Value of the LLC Interest shall be the average of the two closest appraisals. The cost of the third appraisal will be split equally between the parties. All selected appraisers must possess substantial current expertise in riverboat casino valuations.


                                   ARTICLE IX
                                   ----------

                            Transfer of LLC Interests
                            -------------------------

     9.1 Right to Transfer. Except as otherwise herein in this Article IX provided, there shall be no restriction on the right, power or authority of any Member to sell, transfer or assign its LLC Interest. To the extent, however, the following provisions of this Article IX set forth any such restrictions, it is the intention of the Members that there shall be no indirect transfer of the beneficial interest of a Member in this LLC or any part thereof as a result of a transfer of an interest in such Member under any circumstances in which a direct transfer of a LLC Interest is prohibited or restricted, other than through the sale of securities registered pursuant to Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended. Accordingly, except as otherwise specifically provided herein, the provisions of this Article IX applicable to any transfer of a LLC Interest shall be equally applicable to the sale, assignment, transfer, conveyance, encumbrance, exchange or other disposition, directly or indirectly, of a controlling interest in a Member, including without limitation, any partnership or other equity interest of a Member which is a partnership, limited liability company or other form of business organization, and all references in this Article IX to transfers of a LLC Interest shall apply equally to the transfer of controlling shares of the capital stock of, or other ownership interests in, such partners. Each Member agrees that its respective partnership agreements, corporate charter, by-laws and shareholder agreements comply with the restrictions set forth herein and each Member shall be deemed a third party beneficiary with respect to such restrictions contained in each Member's partnership and shareholder constituent documents. Any LLC Interest validly transferred in accordance with the provisions of this Article IX shall remain subject to all limitations and restrictions contained in this Agreement.

     9.2 Transfer of LLC Interests - Right of First Refusal. If any Member shall at any time desire to sell all or a portion of its LLC Interest other than to an "Exempt Purchaser" (as hereinafter defined) in a transaction other than a transaction exempted from the provisions of Article IX pursuant to Section 9.1 (the "Selling Member"), and shall have received a bona fide written offer for the purchase thereof, the Selling Member shall, within five (5) days thereafter, transmit a copy thereof to the other Member (the "Other Member") together with a copy of the contract for the sale of such interest (the "Offer"). The LLC Interest shall thereupon be subject to the option on the part of the Other Member to purchase said LLC Interest on the same price and terms as contained in the Offer. The Other Member must exercise its option hereunder, if at all, by giving notice of exercise to the Selling Member within thirty (30) days of the transmittal of a copy of the Offer by the Selling Member, and such sale shall be consummated on the date on which the sale would otherwise have been consummated pursuant to the offer but in no event sooner than ninety (90) days after the date on which notice of the offer is delivered by LLC. In the event the Other Member fails to elect to purchase the LLC Interest of the Selling Member as hereinabove provided within the aforesaid period of thirty (30) days, said right shall terminate and be of no further force or effect with respect to the transaction described in the Offer. If the Other Member fails to exercise its option hereunder in accordance with the above provisions within the aforesaid period of thirty (30) days, then the Selling Member may sell its LLC Interest (or so much thereof as it proposed to sell pursuant to the Offer) on the terms specified in the Offer, provided such sale is consummated no later than the later to occur of (i) the date set forth for closing in the Offer; or (ii) one hundred twenty (120) days after the expiration of the aforesaid thirty (30) day option period. If the sale is not consummated within the period of time specified in the preceding sentence, then no sale may be consummated with respect to any portion of the Selling Member's LLC Interest except upon compliance again with the provisions of this Section 9.2 to the extent this
Section 9.2 would otherwise be applicable. The Selling Member shall not be permitted to sell its LLC Interest without the consent of the other Member for any consideration other than cash.

     For purposes hereof, the term "Exempt Purchaser" shall mean (w) any person, firm, corporation or other entity which is then a Member in the LLC, or any Affiliate of any Partner (including, without limitation, any Affiliate of the Selling Member); (x) with respect to a sale or transfer of an interest in any entity which is a Member, or with respect to a sale or transfer of any ownership interest in any partner of a Member, any other partner of such Member or any Affiliate of such other partner; (y) a person which purchases all or substantially all of the gaming assets of H Group Holding Inc., and its subsidiaries.

     9.3 Securities Laws. In connection with any sale or other transfer of a LLC Interest, the selling or transferring Member shall effect such transfer only in compliance with all applicable federal and state securities laws (to the extent said laws may be applicable to such transaction), and the transferring Member shall indemnify, protect and defend the LLC, and each of the other Members, from any liabilities, obligations, costs or expenses to which the LLC or any Member may become liable by reason of the application of any such securities laws in connection with such transfer.

     9.4 Further Restrictions on Transfer. In addition to any other restrictions on transfer herein contained, in no event may any transfer or assignment be made
(i) to any "tax exempt entity" as such term is defined in Section 168(j) of the Code; (ii) to any person or entity who lacks the legal right, power or capacity to own a LLC Interest; (iii) in violation of any provision of any of the loan documents, or any similar documents relating to any financing obtained by the LLC, or in violation of any other instrument, document or agreement to which the LLC is, at the time of the proposed transfer, a party or is otherwise bound;
(iv) if the effect of any such transfer is to cause a termination of the LLC for federal income tax purposes pursuant to Section 708 of the Code; (v) in violation of Indiana law; (vi) of any component portion of a LLC Interest such as any rights with respect to Net Cash Flow separate and apart from all other components of a LLC Interest; (vii) except to a person or entity who shall have theretofore been approved for licensing, and whose participation in the LLC shall have been approved, by the Commission, or any other state or local authority in the State of Indiana whose approval shall be required; (viii) to any person or entity whose interest in the LLC might reasonably be expected to result in a Loss of License in any jurisdiction other than Indiana; or (ix) with respect to the transfer of a LLC Interest by a Member (as opposed to the transfer of a direct or indirect interest in a Member by an Affiliate of such Member), of less than the entire LLC Interest of such Member.

     9.5 Restriction on Encumbrance. In addition to any other restrictions on the transfer or assignment of LLC Interests herein contained, it is understood and agreed that no Member shall have any right to encumber its LLC Interest, in whole or in part or any right to receive distributions or payments from the LLC, without the written consent of all other Members unless: (i) the proceeds of any loan secured by such an encumbrance are used solely to make capital contributions to the LLC, or with respect to RSR, if RSR's Commitment Percentage is reduced to zero on or prior to the first Funding Date, (ii) the other Members reasonably determine that the terms of any such encumbrance do not provide the lender thereunder with any right, whether directly or indirectly, exercisable currently or in the future, to control or to participate in the management or decision making process of the LLC (except as a result of the exercise of the rights of a Member upon the Lender's realization upon its collateral) and (iii) the other Members receive a copy of the relevant loan and encumbrance documentation and have a right of first refusal to provide the financing described therein within the same time periods and the same terms and conditions and as otherwise described in Section 9.2 hereof. In the event the other Members elect to provide the financing described in the immediately preceding sentence, the Members providing such financing shall pay the reasonable out-of-pocket expenses such as commitment fees and legal expenses payable to the third-party lender. For purposes hereof, an encumbrance shall include, without limitation, any mortgage, chattel mortgage, security interest, assignment or transfer intended as security, charging order, profits or cash flow participation, or other similar device, whether or not the effect thereof is to permit the transferee, assignee or secured party to exercise any rights, powers or privileges of a Member hereunder. Any attempted encumbrance of a LLC Interest by a Member made in violation of the provisions of this Section 9.5 shall be absolutely void and of no force or effect.

     9.6 New Members. Any person or entity not then a member to which a LLC Interest shall be transferred in accordance with the above provisions shall be admitted to the LLC as a substitute Member provided the transferee shall, in writing, expressly assume and agree to be bound by all of the terms and conditions of this LLC Agreement. Each such person or entity shall also cause to be delivered to the LLC, at its sole cost and expense, (x) a favorable written opinion of legal counsel reasonably acceptable to the Committee to the effect that (i) the transfer of a LLC Interest to such person or entity does not violate any applicable federal or state securities law and (ii) such person or entity has the right, power and capacity to own the LLC Interest being transferred to it, and (y) evidence reasonably satisfactory to the Committee of compliance with the provisions of Section 9.4. All reasonable costs and expenses incurred by the LLC in connection with any transfer, and, if applicable, the admission of any person or entity as a partner hereunder, shall be paid by the transferor.

     If a LLC Interest is transferred in accordance with the provisions of this Article, and the transferee refuses to execute an agreement to be bound by all of the terms and conditions of this Agreement, or if other conditions to the admission of such person or entity as a partner herein shall not have been satisfied, then the transfer shall be void and of no effect whatsoever.

     Upon compliance with the provisions of this Section, and upon admission of the transferee as a new Member, the transferor shall be deemed to have withdrawn from the LLC.

     9.7  Bankrupt Member.

          (a) If any Member, at any time shall become Bankrupt (such Member being herein referred to as the "Bankrupt Member") the remaining Members shall have the right and option, exercisable by written notice (the "Purchase Notice") delivered to the Bankrupt Member and all other Members at any time during the continuance of the Bankruptcy proceedings, or so long as the Bankruptcy event shall be continuing, or by notice to the successors or legal representatives of the Bankrupt Member, to purchase all, but not less than all, of the LLC Interest of the Bankrupt Member at a price equal to the amount which the Bankrupt Member would have been entitled to receive if the LLC had sold substantially all of its assets for their fair market value, subject to existing liens and encumbrances, as of the date of delivery of the aforesaid notice, such fair market value to be determined in accordance with the provisions of this Section 9.7. The amount which the Bankrupt Member would have been entitled to receive upon such Sale shall be the amount of Net Cash Flow which would have been distributed to the Bankrupt Member from the LLC following a Sale and after payment of all liabilities and obligations of the LLC.

          Upon delivery of the Purchase Notice, the same shall constitute an irrevocable and unconditional contract of purchase and sale between the Members delivering such notice and the Bankrupt Member. The closing of the purchase and sale of the LLC Interest of the Bankrupt Member shall take place on the closing date specified in the Purchase Notice, which date shall not be more than ninety (90) days, nor less than thirty (30) days, after the delivery of the Purchase Notice. If more than one Member shall deliver a Purchase Notice (or, if any Member shall deliver a Purchase Notice within ten (10) days after receipt of a Purchase Notice from another Member) then each such electing Member shall be entitled to purchase a pro rata portion of the Bankrupt Member's LLC Interest, and all such electing Members shall be jointly and severally obligated to purchase the entire LLC Interest of the Bankrupt Member.

          (b) At the separate election of each Member electing to purchase the LLC Interest of the Bankrupt Member, the purchase price required to be paid by such Member may be paid either all in cash at the closing or such lesser amount of cash (but in no event less than twenty percent (20%) in cash) on the closing date with the balance to be represented by a promissory note executed by the purchasing Member in favor of the Bankrupt Member, bearing interest at a rate equal to the greater of (i) eight percent (8%) per annum, or (ii) the applicable Federal Rate as set forth in Section 1274 of the Code, and providing for payment in equal monthly installments of principal and interest in such amount as will fully amortize the principal amount of such note over a period of five (5) years.

          (c) The fair market value of the assets of the LLC, subject to liens and encumbrances, if not otherwise agreed upon by the Members, shall be determined, using the income approach, by three (3) independent appraisers, all of whom shall be members of a recognized appraisal institute with experience in appraisal of properties similar to those owned by the LLC, one appointed jointly by the electing Members, one by the Bankrupt Member, and a third appointed by the two appraisers so appointed by the Members. The appraisers to be appointed by the electing Members and the Bankrupt Member shall be appointed not later than fifteen (15) days following delivery of the Purchase Notice to the Bankrupt Member, and, if any Member shall fail to appoint its appraiser within the aforesaid period of fifteen
     (15) days the fair market value shall be determined solely by the appraiser selected by the Member who has selected its appraiser within the required fifteen (15) day period. If the two appraisers so appointed shall be unable to agree on the selection of the third appraiser, then either appraiser, on behalf of both, may request such appointment by the Chief Judge of the United States District Court for the Northern District of Illinois. The fair market value of the assets of the LLC, subject to liens and encumbrances, shall be the average of the valuations of such property as determined by each such appraiser; provided, however, if such average deviates more than seven percent (7%) from the median of such valuations, the fair market value shall be the average of the two closest valuations. Any such appraisal shall be at the sole expense of the LLC and shall be submitted to the Members within thirty (30) days after the panel of the three appraisers is constituted.

     9.8 Additional Members. Additional Members (other than as a result of transfers by Members otherwise permitted by Article IX hereof) may be admitted to the LLC only upon the unanimous written consent of all members of the Committee and shall have such representation on the Committee, if any, as may be determined by all members of the Committee in connection with such admission.

                                    ARTICLE X
                                    ---------

                           Dissolution and Liquidation
                           ---------------------------

     In all cases of dissolution of the LLC, the business of the LLC shall be wound up by the Committee and the LLC terminated as promptly as practicable thereafter and each of the following shall be accomplished:

                  (a) The Committee shall cause to be prepared a statement setting forth the assets and liabilities of the LLC as of the date of dissolution, a copy of which statement shall be furnished to all Members.

                  (b) The property and assets of the LLC shall be liquidated by the Committee as promptly as possible, but in an orderly and businesslike and commercially reasonable manner so as not to cause undue financial sacrifice. The Committee may, in the exercise of its business judgment, determine not to sell all or any portion of the property and assets of the LLC, in which such event such property and assets shall be distributed in kind. In connection with any such liquidation of the assets of the LLC, the Committee, in the exercise of its discretion, may sell for cash or on credit or in exchange for other property as determined by the Committee, at public, private or negotiated sale or sales, and if upon credit, taking such collateral security, if any, as the Committee deems appropriate.

                  (c) Following sale or liquidation of the property of the LLC, the proceeds of such sale shall, after payment of all costs and expenses of dissolution and winding up of the LLC, and after payment or adequate provision for payment of all debts and liabilities of the LLC, be distributed to the Members in proportion to their Capital Accounts after giving effect to the allocations set forth in Article V no later than the end of the fiscal year in which the LLC ceases to be a going concern, the LLC terminates pursuant to Section 708(b)(1)(A) of the Code, or, if later, ninety (90) days after such termination or cessation. If deemed prudent and advisable by the Committee, the Committee may establish such reasonable reserves for contingent or unforeseen liabilities as they deem appropriate, in such form and for such period of time as may be reasonably necessary, and the Members shall then, when all contingent or unforeseen liabilities have been paid or otherwise satisfied, distribute any balance of such reserves to the Members as herein provided.


                                   ARTICLE XI
                                   ----------

                                  Miscellaneous
                                  -------------

     11.1 Further Assurances. Each Member agrees to execute, acknowledge, deliver, file, record and publish such further certificates, amendments to certificates, instruments and documents, and do such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement.

     11.2 Notices. All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or shall be required to be given hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, or by personal delivery, or delivery by a courier service, the cost and expense of such delivery to be borne by the sending party. All notices shall be addressed to the parties at their respective addresses as set forth on the signature page hereof. Any Member may designate another address (or change its address) for notices hereunder by delivery of a written notice to all other Members in accordance with the provisions of this Section. Any notice sent in compliance with the above provisions shall be deemed delivered on the fifth business day next succeeding the day on which it was sent, or, if sooner, on the actual date of receipt by the other party.

     11.3 Governing Law. This Agreement is made pursuant to and shall be governed by and construed in accordance with the laws of the State of Indiana.

     11.4 Captions. All article and section headings or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     11.5 Successors and Assigns. Subject to the provisions of Article IX, this LLC Agreement shall be binding upon the parties hereto and their respective executors, administrators, legal representatives, heirs, successors and assigns, and shall inure to the benefit of the parties hereto, and, except as otherwise herein expressly provided, their respective executors, administrators, legal representatives, successors and assigns.

     11.6 Extension Not a Waiver. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to a party or to the LLC shall impair or affect the right of such Member or the LLC thereafter to exercise the same. Any extension of time or other indulgences granted to a Member hereunder shall not otherwise alter or affect any power, remedy or right of any other Member or of the LLC, or of the obligations of the Member to whom such extension or indulgence is granted.

     11.7 Severability. If any provision of this LLC Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than as to which it is so determined invalid or unenforceable shall not be affected thereby, and each provision shall be valid and shall be enforced to the fullest extent permitted by law.

     11.8 Consent. Any consent or approval to any act or matter required under this Agreement must be in writing and shall apply only with respect to the particular act or matter to which such consent or approval is given, and shall not relieve any Member from the obligation to obtain consent or approval, as applicable, whenever required under this Agreement or any other act or matter.

     11.9 Entire Agreement and Amendments. This Agreement contains the entire understanding and agreement of the parties hereto relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated. Amendments, variations, modifications or changes herein may be made effective and binding upon the Members by, and only by, setting forth the same in a document duly executed by each Member, and any alleged amendment, variation, modification or change herein which is not so documented shall not be effective as to any Member.

     11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed one Agreement, but no counterpart shall be binding unless an identical counterpart shall have been executed and delivered by each of the other parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


RSR, LLC                                INDIANA RBG, L.P.


                                   By:  HCCC Corp., its general partner

By:     /s/ Patrick F. Daly                 /s/ Richard L. Schulze
     -------------------------          ---------------------------------
      Address:                           Address:

                                                                      Exhibit B
                                                                      ---------

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       FOR
                                    RSR, LLC

     This Operating  Agreement is made as of February 26, 1996 by and among Paul
R. Partridge, American Gaming & Entertainment,  Ltd., Patrick F. Daly, and James
A. Everatt as Members (hereinafter referred to collectively as the "Members" and individually as a "Member") and Charles E. Reisert, Jr. and Eric C. Jackson (hereinafter referred to collectively as the "Limited Members" and individually as a "Limited Member").

     WHEREAS, the parties have formed a limited liability company and have filed Articles of Organization with the Indiana Secretary of State for that purpose in accordance with the Indiana Business Flexibility Act;

     WHEREAS, the Members have previously adopted an Operating Agreement which they now desire to amend and restate in its entirety by this Agreement:

     NOW THEREFORE, the parties hereto, in consideration of the mutual covenants and benefits herein contained do hereby agree to the following operating agreement for RSR ("Company") pursuant to the provisions of the laws of the State of Indiana upon the terms hereinafter set forth:


                                   ARTICLE I

                                  Definitions
                                  -----------

     As used in this Agreement, the following terms shall have the following meanings:

     1.01. "Act" shall mean the Indiana Business Flexibility Act of the State of Indiana, as amended from time to time.

     1.02. "Affiliate" shall mean, as to any Member (or as to any other Person the affiliates of whom are relevant for purposes of any of the provisions of this Agreement) any corporation, partnership, joint venture, limited liability company, trust or individual controlled by, under common control with, or which controls, directly or indirectly, such Member or other Person. The term "control" for these purposes means the ability, whether by direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to elect a majority of the managers of a limited liability company, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an entity, and, in the case of a limited partnership, shall mean the sole general partner thereof, all of the general partners thereof which have or share management control or authority, or the managing general partner or managing general partners thereof, as appropriate (and in any event shall mean the ownership and control [that is, the right to vote] of fifty percent (50%) or more of the residual equity interests in an entity). The term "Affiliate" shall also mean and include (i) a trust of which the Member, or other applicable Person, or a direct or indirect shareholder of such Member or other Person, is a trustee, or which has as its principal income or residual beneficiaries, such Member or other Person, or any direct or indirect shareholder of such Member or other Person, or members of the immediate family of such Member, direct or indirect shareholder or other Person, and (ii) any members of such Member's or other Person's immediate family, or a member of the immediate family of any direct or indirect shareholder of such Member or other Person. For purposes hereof, shares or other ownership interests held by a trust shall be deemed to be owned pro rata by the income and residuary beneficiaries of such trust. Further, the members of the immediate family of any Member or other Person shall include all collateral relatives of such Member or other person having a common linear ancestor with such Member or other Person, and the spouse or any former spouse of such Member or other Person or any of such collateral relatives.

     1.03. "Agreement" shall mean this Operating Agreement as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

     1.04. "Bankrupt Member" shall mean any Member (a) that (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for the Member a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member's or of all or any substantial part of the Member's properties; or (b) against which a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law has been commenced and 120 days have expired without dismissal thereof or with respect to which, without the Member's consent or acquiescence, a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties has been appointed and 90 days have expired without the appointment's having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

     1.05. "Capital Contribution" shall mean any contribution of cash or other property which is required to be made to the Company pursuant to the provisions of Sections 3.01 and 3.02 hereof.

     1.06. "Capital Call" shall mean a Rising Sun LLC Capital Call or an Operating Expense Capital Call.

     1.07. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time unless otherwise indicated.

     1.08. "Commission" shall mean the Indiana Gaming Commission.

     1.09. "Committee" shall mean the Executive Committee of the Company established under Article VI of this Agreement.

     1.10. "Company" shall mean the limited liability company formed pursuant to the terms of this Agreement and the provisions of the Act, as such company may from time to time be constituted.

     1.11. "Company Interest" shall mean the percentage Interest of the Company of each Member from time to time as set forth on Schedule A attached hereto (which Schedule A shall be amended from time to time to reflect any adjustments in the Company Interest of each Member).

     1.12. "Fair Market Value" means, with respect to an Company Interest, the fair market value thereof, taking into account associated liabilities and minority and liquidity discounts (if any) as appropriate determined as provided in Section 9.05(b) hereof.

     1.13. "Financial Accommodation" means any guarantee, assumption, stop-loss, letter of credit or other similar agreement to any governmental agency, creditor providing financing to the Company or other party pursuant to which liability is several and not joint between the Members.

     1.14. "Fiscal Year" shall mean the calendar year or such other fiscal year of the Company as may be determined by the Members for federal income tax reporting purposes. Such term shall also refer to any short taxable year of the Company.

     1.15. "Funding Date" shall mean the date on which a Capital Call is due.

     1.16. "Gain From a Disposition" shall mean any net gain determined in accordance with the Code included in the Company's Net Profit or Net Loss for any fiscal year resulting from (a) the sale, foreclosure, exchange or other disposition of all or a substantial portion of any asset of the Company and (b) the condemnation or taking of or casualty to all or a substantial portion of any asset of the Company.

     1.17. "Interest" shall mean the entire ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which he may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement.

     1.18. "License" shall mean any license, permit, authorization, consent or approval issued by any governmental agency, authority, board, bureau, commission, department or instrumentality, and required in order to conduct a gaming business, either alone or in combination with any one or more other businesses, including any such license, permit, authorization, consent or approval issued by the State of Indiana or any local governmental authority in connection with the operation of the business of the Company or Rising Sun LLC, or by any other jurisdiction, domestic or foreign, necessary in order to conduct the business of any Member or any of the Affiliates of any Member, in any such other jurisdiction. Without limiting the generality of the foregoing, for purposes of this definition "gaming business" shall include thoroughbred horse racing with pari-mutuel betting.

     1.19. "Limited Member" shall mean Charles E. Reisert, Jr. and Eric C. Jackson, who shall be included as Members solely for the purposes of allocations of Net Profit and Net Loss, distributions to Members and Article IX of this Agreement, but who shall not be subject to Capital Calls and shall have no voting rights on any matter upon which Members are entitled to vote.

     1.20. "Loss of License" shall mean any denial, revocation, suspension (for a period in excess of three (3) days), or non-renewal of any License, whether resulting from any judicial or administrative proceeding, or otherwise, and which results, directly or indirectly, from any act or omission of, or ineligibility to hold a License by any Member, or any Affiliate of a Member (including, for this purpose, the partners, shareholders, employees, agents, officers, members or directors of any of the Members, or their respective partners or equity participants or any person or entity with whom such party has had business or other dealings), including, without limitation, the commission of any crime or other act deemed inconsistent with the holding of a License, or the association or affiliation with unsuitable persons or entities, whether or not the allegations with respect thereto are true in fact. No Loss of License shall be deemed to have occurred so long as proceedings with respect thereto are being contested with due diligence and in good faith by the Company or Rising Sun LLC, or the person or entity affected thereby, provided that, during the pendency of such proceedings, the Company or Rising Sun LLC is able to continue gaming operations on an uninterrupted basis and without additional restrictions with respect thereto. A Loss of License, however, shall be deemed to have occurred notwithstanding that additional rights of appeal or contest may be available if, as a result of any such action, gaming operations by the Company or Rising Sun LLC are prohibited or materially restrained, limited or restricted.

     1.21. "Loss From a Disposition" shall mean any net loss determined in accordance with the Code included in the Company's Net Profit or Net Loss for any Fiscal Year resulting from (a) the sale, foreclosure, exchange or other disposition of all or a substantial portion of any asset of the Company and (b) the condemnation or taking of or casualty to all or a substantial portion of any asset of the Company.

     1.22. "Majority in Interest" shall mean the affirmative vote, approval or consent of the Members with aggregate Company Interests of more than fifty percent (50%).

     1.23. "Members" shall include those persons listed as Members in the first paragraph of this Agreement, except that such term shall also include Limited Members on matters pertaining to allocations of Net Profit and Net Loss, distributions to Members and Article IX of this Agreement.

     1.24. "Member's Commitment Percentage" shall mean the Company Interest of each Member or Limited Member, as the case may be.

     1.25. "Net Cash Flow" shall mean, with respect to any fiscal period, the sum of all cash receipts of the Company from fees for services, and any and all other sources (excluding, however, capital contributions and transactions the proceeds from which are included for purposes of determining Net Proceeds of any Sale or Net Proceeds of Financings) less the sum of the following expenditures paid out of such cash receipts:

      (i) payments of salaries, advertising and promotion, rental, insurance, management expenses, utilities, repairs and maintenance, accounting services, equipment, supplies, and any and all other items which are customarily considered to be "operating expenses";

     (ii) payments of interest, principal and other charges with respect to any and all loans or other indebtedness of the Company, including loans or other indebtedness of the Company to any Member incurred in accordance with the provisions of this Agreement;

    (iii) payments made in connection with the organization of the Company;

     (iv) payments of any and all amounts of compensation to Members and Affiliates;

      (v) any  and  all  other  cash   expenditures   of  the  Company,   except
          distributions to Members pursuant to Articles V, IX or X hereof; and

     (vi) amounts set aside as additions to reasonable reserves established by the Members for working capital, contingent liabilities or as otherwise deemed by the Members as reasonably necessary to meet the current and anticipated future liabilities, obligations and operating and capital expenditures of the Company.

     1.26. "Net Loss" shall mean, with respect to any Fiscal Year, the net "book" loss of the Company, if any, for such year as determined for federal income tax accounting purposes consistent with the requirements of Section 704(b) of the Code and applicable regulations thereunder.

     1.27. "Net Proceeds of Any Sale" shall mean the gross proceeds arising from a sale, exchange, or other disposition of all or a substantial portion of any property of the Company, or from any other transaction giving rise to Gain from a Disposition or Loss from a Disposition less the sum of:

      (i) the amount of funds disbursed or to be disbursed (including amounts deducted for adjustments) in connection with or as an expense of such Sale, including without limitation all broker's fees and attorneys' fees;

     (ii) the amount necessary for the payment of all debts and obligations of the Company arising from or otherwise related to such Sale or to which the property is subject and which are then to be paid; and

    (iii) any amounts set aside by the Members for the reserves described in paragraph (vi) of Section 1.25 hereof arising from or otherwise relating to such Sale.

     1.28. "Net Proceeds of Financing" shall mean the gross proceeds of any borrowings by the Company, less the sum of:

      (i) any amounts used to repay then existing indebtedness of the Company or to pay or provide for any and all liabilities and obligations of the Company then due:

     (ii) all expenses of such borrowings including, without limitation, all commitment fees, broker's commissions and attorneys' fees;

    (iii) any amounts paid to acquire or in connection with the acquisition of any real or personal property of the Company;

     (iv) any amounts used for any purpose in order to satisfy conditions to or established in connection with such borrowings; and

      (v) any amounts set aside by the Members for the reserves described in paragraph (vi) of Section 1.25 hereof arising from or otherwise relating to such borrowings.

     1.29. "Net Profit" shall mean, with respect to any Fiscal Year, the net "book" income of the Company, if any, for such year as determined for federal income tax accounting purposes consistent with the requirements of Section 704(b) of the Code and applicable regulations thereunder.

     1.30. "Operating Expense Capital Call" shall mean a notice from the Company to the Members requesting additional Capital Contributions pursuant to this Agreement to pay the operating expenses of the Company setting forth (i) the amount of funds required by the Company, (ii) the Funding Date not sooner than twenty-five (25) days from date of delivery of the Capital Call.

     1.31. "Partner Minimum Gain Chargeback Allocations" means the allocation required by Sections 1.704-2(i)(4) and 1.704-2(k) of the Treasury Regulations.

     1.32. "Partner Nonrecourse Deduction Allocations" means the allocations required by Section 1.704-2(i)(1) of the Treasury Regulations.

     1.33.   "Partnership   Minimum  Gain  Chargeback   Allocations"  means  the
allocations required by Sections 1.704-2(f) and 1.704(k) of the Treasury Allocations.

     1.34. "Person" shall mean and include an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, custodian, trustee, executor, administrator, nominee or entity in a representative capacity (as defined in article 1.02(A)(4) of the Act).

     1.35. "Project" shall mean the riverboat casino and related operations as defined under the Operating Agreement for Rising Sun LLC.

     1.36. "RSR Commitment Date" shall mean the date for electing the percentage interest of the Company in Rising Sun LLC as that date is defined in the Operating Agreement for Rising Sun LLC.

     1.37. "Rising Sun LLC" shall mean Rising Sun Riverboat Casino and Resort, LLC, an Indiana limited liability company.

     1.38. "Rising Sun LLC Capital Call" shall mean a notice from the Company to the Members requesting additional Capital Contributions pursuant to this Agreement setting forth (i) the amount of funds and/or the amount and terms of any Financial Accommodations required by the Company, (ii) the Funding Date not sooner than twenty-five (25) days from date of delivery of the Capital Call; provided, however that the first Funding Date may not occur until 55 days after the RSR Commitment Date, and (iii) each Member's share of the required amount of funds and/or Financial Accommodations.

     1.39. "Sale" shall mean the sale, exchange, condemnation, foreclosure or other disposition of all or any substantial part of the assets and properties of the Company in a non-recurring transaction outside the regular course of business of the Company, and shall include, without limitation, any condemnation, easement sale, casualty or other form of disposition of property, and any other transaction (other than a capital contribution or loan transaction) wherein the proceeds to the Company are, under generally accepted accounting principles, considered capital in nature. The occasional sale, trade-in or depreciation of furniture, furnishings, fixtures and equipment which become worn out, obsolete or surplus is, for purposes hereof, a transaction occurring in the regular course of business and therefore not a Sale.

     1.40. "Treasury Regulations" means the income tax regulations promulgated under the Code as in effect on the date of this Agreement, or as hereinafter amended or supplemented (including corresponding provisions of such succeeding regulations.


                                   ARTICLE II

                               General Provisions
                               ------------------

     2.01. Name of the Company. The name of the Company shall be RSR, LLC or such other name as the Members may from time to time determine. The Members shall cause to be filed on behalf of the Company such assumed or fictitious name certificate or certificates as may from time to time be required by law.

     2.02. Purposes of the Company.

     (a) Business. The business of the Company shall to the extent permitted by law be (1) to acquire, and to finance the acquisition, of interests in other entities, including Rising Sun LLC, which have interests in gaming and resort operations; (2) to own, rehabilitate, renovate, improve, finance, refinance, lease, operate, manage and sell or otherwise deal with the real and personal property in the operation of a riverboat gaming and resort business under the terms and conditions hereinafter set forth; (3) to have and exercise all the powers necessary or convenient in connection with its business and purposes; and
(4) to engage in any lawful business, whether or not related or incidental to any of the foregoing activities or any activities related thereto. The Company may directly carry on any such activities or may do so as a joint venturer or partner with any other Person or Persons.

     (b) Authorized Activities. In carrying out the purposes of the Company, but subject to all other provisions of this Agreement, and without limitation, the Company is authorized to:

      (i) Acquire, hold, rent, lease and otherwise manage, operate, construct, reconstruct, improve, renovate, rehabilitate, maintain, finance, sell, transfer, convey, exchange, assign, mortgage or otherwise deal with or dispose of any real or personal property or interests therein that may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

     (ii) Borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and to extend, repay, and renegotiate the terms of any such indebtedness, and to secure the same by mortgage, assignment, pledge, or grant of other security interest on assets of the Company;

    (iii) Enter into, perform, and carry out contracts and agreements of any kind, including contracts with the Members or any of them or any of their Affiliates, necessary or convenient or incidental to the accomplishment of the purposes of the Company;

     (iv) Bring and defend actions at law or in equity;

      (v) Make prudent interim investments, including, without limitation, obligations of federal, state and local governments or their agencies, mutual funds, commercial paper, money-market funds, and bank certificates of deposit; and

     (vi) Engage  in any kind of  lawful  activity,  and  perform  and carry out contracts of any kind and execute, acknowledge, and deliver instruments of any kind that are necessary or convenient and permitted by the Act in connection with the accomplishment of the purposes of the Company.

     2.03. Agent for Service of Process. Timothy M. Harden shall be the Company's agent for service of process within the State of Indiana and for such purpose the address of Mr. Harden shall be One Indiana Square, Suite 2800, Indianapolis, Indiana 46204.

     2.04. Place of Business of the Company. The principal place of business of the Company shall be located at 206 Main Street, Rising Sun, Indiana 47040. The Committee may, at any time and from time to time, change the location of the Company's principal place of business, and may establish such additional place or places of business of the Company as it may from time to time determine.

     2.05. Duration of the Company. The duration of the Company shall be until December 31, 2068, unless sooner terminated in accordance with Article X hereof, or as otherwise provided by law.

     2.06 Members' Names and Addresses. The names and addresses of the Members are set forth on Schedule A attached hereto.

     2.07 Title to Company Property. All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property. The Company may hold any of its assets in its own name or in the name of a nominee, which nominee may be one or more individuals, companies, corporations, trusts and other entities.

     2.08 Relationship of Members. Except as otherwise expressly provided in or as authorized pursuant to this Agreement, (a) nothing contained herein shall render any Member liable for any debts or obligations incurred by the other Members, (b) no Member shall be constituted an agent of the other Members, (c) nothing contained herein shall create any interest on the part of any Member in the business or other assets of the other Members, (d) nothing contained herein shall be deemed to restrict or limit in any way the carrying on of separate businesses or activities by any Member now or in the future and (e) no Member shall have any authority to act for, or to assume any obligation on behalf of, the other Members.


                                   ARTICLE III

              Capital Contributions, Member Loans, Capital Accounts
              -----------------------------------------------------

     3.01 Initial Capital Contributions. The Members have made or shall make contributions to the capital of the Company in the amounts, at the agreed values and at the times set forth opposite their respective names on Schedule 3.01 attached hereto and incorporated herein by reference. No interest shall accrue on any contributions to the capital of the Company, and no Member shall have the right to withdraw or to be repaid any capital contributed by it, except as specifically provided in this Agreement. No Member shall be required to make any additional contributions to the capital of the Company except as set forth in this Section 3.01 or in Section 3.02 hereof.

     3.02 Additional Capital Contributions.

     (a) Financing or Equity Commitment.

     (1) Election. Prior to the RSR Commitment Date, the Committee shall explore commitments for equity or for financing the Company's share of the Project as a member of Rising Sun LLC. In the event that satisfactory financing or equity commitments are found, the Committee shall present the terms and conditions of such proposal to the Members for a vote in accordance with the Members' Company Interests. At least five days prior to the RSR Commitment Date, the Committee shall cause a meeting of Members to be held for the purpose of discussing the status of the financing or equity and the level of participation of the Company as a member of Rising Sun LLC. In the event that suitable financing or equity commitments are not found and approved by the Members prior to the RSR Commitment Date, the Company shall deliver its election to Rising Sun LLC that its interest in Rising Sun LLC shall be reduced to twenty percent (20%), subject to further reduction if Community Participants are admitted to Rising Sun LLC. In the event that one or more of the Members are able to supply the funds necessary for the Company to maintain more than a twenty percent (20%) interest in Rising Sun LLC, such proposal shall be approved and the Company Interests shall be adjusted pursuant to Section 3.02(a)(2) below.

     (2) Adjustment of Company Interests. Each of the Members shall have the right to provide the funds necessary for the Company to maintain a seven and one-half percent interest in Rising Sun LLC and shall receive an additional Company Interest of two times the amount of Rising Sun LLC interest maintained, with a prorata adjustment of Company Interests for the remaining Members. In the event that fewer than all of the Members provides all of the funds necessary for the Company to maintain more than a twenty percent (20%) interest in Rising Sun LLC, then the Company Interests shall be adjusted in accordance with Schedule B. In addition to the funds necessary for the Company to maintain more than a twenty percent (20%) interest in Rising Sun LLC, the contributing Member or Members shall also make a Capital Contribution to the Company in the amount of the estimated taxes which would otherwise be payable by the other Members of the Company based on the projection of income allocated to such Members as shown on Schedule C for the first year of operations of Rising Sun LLC, such Capital Contribution to be distributed to such non-contributing Members and using for this purpose an assumed tax rate of the greater of (i) 40% and (ii) the highest combined U.S. federal or Canadian and Indiana marginal income tax rate applicable to individuals for the tax year in question (reduced for any tax credit received by Canadian Members). Such contributing Member or Members shall also indemnify and hold harmless any other Member from any out-of-pocket expenses incurred by such Member as a result of the contributing Member's contribution to Rising Sun LLC. In the event that fewer than all of the Members commits to provide all of the funds necessary for the Company to maintain more than a twenty percent (20%) interest in Rising Sun LLC and the interest of the Company in Rising Sun LLC is sold prior to the time that the funds are actually contributed, the Gain from the Disposition resulting from such Sale shall be allocated under the Company Interests as adjusted in the manner provided on Schedule B assuming that the contributing Member or Members have already received a full recovery of its capital, plus a sixteen percent (16%) preferred return; provided, however, that such contributing Member or Members shall first receive a full reimbursement of its out-of-pocket expenses incurred in obtaining the commitments for such funds.

     (b) Additional Funds.

     (1) Rising Sun LLC Capital Call. After the RSR Commitment Date, in the event that Rising Sun LLC shall determine that additional funds and/or Financial Accommodations are necessary in order to finance the acquisition, development, construction or operation of the assets and business of Rising Sun LLC in excess of funds otherwise available to Rising Sun LLC, including funds available from third party loans, the Committee shall deliver a Rising Sun LLC Capital Call to the Members of the Company's share of the amount required by Rising Sun LLC. Each contributing Member shall be obligated to advance to the Company its pro rata share of the required additional funding based on its then Member Commitment Percentage, the amount of which funding shall, except as provided by
Section 3.02(c) hereof, be due, in cash, on the Funding Date. Any amounts funded pursuant hereto in cash shall be credited to the capital account of the contributing Member in accordance with the provisions of Section 3.02(c) hereof. In no event shall a Member be required to make Capital Contributions under this
Section 3.02(b) and Financial Accommodations under Section 3.02(c) which aggregate more than such Member's Commitment Percentage.

     (2) Operating Expense Capital Call. In the event the Committee determines that the Company requires additional funds to pay its operating expenses, the Committee shall deliver an Operating Expense Capital Call to the Members of the Company. Each Member shall be obligated to advance to the Company its pro rata share of the required additional funding based on its then Member Commitment Percentage, the amount of which funding shall, except as provided by Section 3.02(c) hereof, be due, in cash, on the Funding Date. Any amounts funded pursuant hereto in cash shall be credited to the capital account of the contributing Member in accordance with the provisions of Section 3.02(c) hereof. In no event shall a Member be required to make Capital Contributions under this
Section 3.02(b) and Financial Accommodations under Section 3.02(c) which aggregate more than such Member's Commitment Percentage.

     (c) Financial Accommodations. If in the Committee's discretion Financial Accommodations are required to be delivered by Members to any governmental agency, lender or other party (an "Accommodation Recipient") in connection with the Company or Rising Sun LLC's business, the Committee shall provide written notice thereof (the "Financial Accommodation Notice") to the Members pursuant to
Section 3.02(b)), including the form or terms of the Financial Accommodations, the aggregate amount thereof (the "Required Aggregate Financial Accommodation Amount") and the date upon which the Financial Accommodations are required to be delivered to the Accommodation Recipient (the "Financial Accommodation Requested Date"), in which event the Members shall provide such Financial Accommodation in proportion to their respective Member Commitment Percentages. No Financial Accommodation by a Member shall be required to provide joint and several liability with another Member or any other party.

     (i) (1) No later than 25 days after the Financial Accommodations Notice is given prior to the completion of the Riverboat Complex (as defined in the Rising Sun LLC Operating Agreement) or (2) no later than 55 days after the Financial Accommodation Notice is given following the completion of the Riverboat Complex, each Member shall provide to the Accommodation Recipient a Financial Accommodation issued by or for the account of such Member or an Affiliate of such Member in the amount equal to the product of the Required Aggregate Financial Accommodation Amount and the Commitment Percentage of such Member (the "Required Financial Accommodation Amount") and otherwise complying with the terms set forth in the Financial Accommodation Notice.

     (ii) If any Member fails to deliver or cause to be delivered its Financial Accommodation in accordance with the terms of this Section 3.02(c) or the Accommodation Recipient refuses to accept such Member's Financial Accommodation, any other Member shall have the right to advance to the Company funds or provide additional Financial Accommodations equal to the Company's Required Financial Accommodation Amount; in which event the non-complying Member shall be deemed to have failed to make a Capital Contribution in accordance with Section 3.05 hereof in the amount of its Required Financial Accommodation Amount.

    (iii) If there is a draw on, or any amount otherwise is paid pursuant to, the Financial Accommodation (the "Drawn Amount") of any Member (the "Drawn Member"), the other Members shall contribute to the capital of the Company in cash, no later than ten days after written notice is given by the Drawn Member of such draw or other payment, in amount equal to the product of the Drawn Amount and such other Member's Commitment Percentage, and the Drawn Account promptly shall be paid by the Company to the Drawn Member as reimbursement for such draw or other payment.

     (d) Contributions for Nondefaulting Members. If any Member is unable or unwilling to make any or all of his proportionate contribution pursuant to a Capital Call, then the remaining Members who are able and willing to do so may make a contribution in excess of their Company Interest, in such amounts as they may agree among themselves. If they are unable to agree, each Member who is able and willing to make a contribution shall have the primary right to contribute that portion of such excess which the proportion of such Member's Company Interest bears to the aggregate Company Interests of all such Members, and a secondary right to contribute any remaining portion of such excess which is not desired to be contributed by any other Member in the exercise of his primary right. If there is more than one Member desiring to exercise secondary rights, they shall be entitled to contribute the remaining portion of such excess in the same proportion as stated above with regard to their primary rights.

     (e) Contributions by Nondefaulting Members. Any Member who makes a contribution to the Company pursuant to paragraph 3.02(d) above as a result of a Capital Call shall treat the contribution as a loan to the defaulting Member bearing interest at the rate of eighteen percent (l8%) per annum. Thereafter, all distributions of cash from the Company payable to the defaulting Member shall be paid to the Member (or pro rata to the Members) who have elected to treat the contributions as loans, until such time as the principal and interest of the loan(s) are paid in full.

     3.03. Members' Capital Accounts. The Company shall maintain a separate capital account for each Member. Each Member's initial capital account balance shall equal his initial contribution to the capital of the Company as provided in Section 3.01 of this Agreement. Each Member's capital account shall thereafter be increased (i) by any cash, or the fair market value of any property thereafter contributed by such Member (net of liabilities assumed by the Company and liabilities to which such contributed property is subject), (ii) by the amount of any Company liabilities that are assumed by such Member, (excluding liabilities described in clause (iv) of the sentence next following), and (iii) by such Member's distributive share of the Company's income and gain (or items thereof). Each Member's capital account shall be decreased (i) by such Member's distributive share of the Company's loss and deductions (or item thereof) (except items described in clause (iii) hereinbelow), (ii) by the amount of such Member's individual liabilities that are assumed by the Company (excluding liabilities described in clause (i) of the next preceding sentence, except to the extent, if at all, that such liabilities exceed the fair market value of the property contributed), (iii) by such Member's share of expenditures of the Company described in Section 705(a)(2)(B) of the Code, and (iv) by the amount of cash, or the fair market value of any property distributed by the Company to such Member (net of liabilities assumed by such Member and liabilities to which such distributed property is subject). Other appropriate adjustments to each Member's capital account shall also be made from time to time, in accordance with the rules set forth in Regulation Section 1.704-1(b)(2)(iv) under Section 704 of the Code or the requirements of any other applicable final or temporary regulations thereunder. It is the intent of the Members that the capital accounts shall be determined and maintained in accordance with Section 704 of the Code and regulations thereunder, and this
Section 3.03 shall be construed in a manner consistent therewith. A Member who has more than one Interest in the Company shall have a single capital account that reflects all such Interests. No Member shall be entitled to interest on his capital account.

     3.04. Member Loans. In the event that funds are needed by the Company for its operations, any Member may loan such funds to the Company under such terms and conditions as may be agreed to between the Member and the Company.

     3.05. Pledge Agreement.

     (a) Each Member hereby grants to the Company a first priority security interest in and to such Member's Company Interest, including, without limitation, any right to distributions, in liquidation or otherwise, with respect to such Company Interest, for the purpose of securing the payment to the Company of the Member's Capital Contribution. Each Member represents and warrants to the Company that such Member has good and marketable title to its Interest in the Company and that such Interest is free and clear of all liens, claims and encumbrances whatsoever having priority over the security interest granted herein to the Company. The Company shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of Indiana (the "UCC"). Each Member further agrees to execute and deliver to the Company such UCC Financing Statements and other documents and instruments and to take such further actions as may be reasonably necessary or appropriate in the opinion of counsel to the Company in order to perfect and maintain the first priority security interest granted hereby. In furtherance thereof, each Member agrees that the provisions of this paragraph shall constitute a security agreement and hereby authorizes the Company to execute and file any such UCC
Financing Statements on behalf of such Member, and any and all continuation statements or amendments thereto as the Committee shall determine to be in the best interests of the Company. In the event a Member shall fail to make any payment of its Capital Contribution to the Company by the date required therefor pursuant to this Agreement, such Member shall be considered to be in default in respect of such payment obligations and, pursuant to Section 3.05(b) hereof, the Company may mail a written notice to such defaulting Member of the existence of such default and demand that such default be cured within the ten (10) day

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                                       53


period specified in such Section 4.16(b), and failing payment in full of such amount within the ten (10) day cure period, the Company may then exercise any and all remedies available to it hereunder or at law or in equity. The Company and any Member shall be entitled to bid for and purchase all or any part of the Company interest being sold at any sale conducted pursuant to, or as permitted under, the UCC. In order to realize upon the security interest granted herein, the Company may sell or otherwise dispose of the Company Interest of a Member defaulting in the payment of its Capital Contributions hereunder at public sale, with or without having the Company Interest at the place of sale and upon such terms and in such manner as the Company may determine. The Company shall give any such defaulting Member at least ten (10) days prior written notice of the time and place of any public sale of the Company interest or other intended disposition thereof. Such notice may be mailed to the defaulting Member at the address set forth herein, as the same may be amended from time to time.

     (b) Prior to instituting any efforts to realize upon the security interest granted herein, the Company shall mail a notice to the defaulting Member that a required Capital Contribution has not been made, and such defaulting Member shall have a period of ten (10) days after the Company mails such notice (as evidenced by the postmark date of the notice) within which to cure any such default. If the default has not been cured within such ten (10) day period, the Company may exercise any and all remedies available to it hereunder or at law or in equity.


                                   ARTICLE IV

                         Allocation of Profits or Losses
                         -------------------------------

     4.01. Allocation of General Profits and Losses. Except as otherwise provided in Sections 4.02 or 4.03 hereof, and subject to the provisions of
Section 9.03 hereof, the Net Profit or Net Loss, as the case may be, as of the end of any Fiscal Year shall be allocated among the Members in accordance with the Members' Company Interests.

     4.02.  Allocation of Gains from Dispositions.  Subject to the provisions of
Section 9.03 hereof, any Gain from a Disposition shall be allocated to the Members in accordance with the Members' Company Interests in effect as of the date of the consummation of the transaction giving rise to such Gain.

     4.03. Allocation of Losses from Dispositions.  Subject to the provisions of
Section 10.03 hereof, any Loss from a Disposition shall be allocated in accordance with the Members' Company Interests in effect as of the date of the consummation of the transaction giving rise to such Loss.

     4.04. Deduction for Receipt of Company Interest. To the extent that the Company shall be entitled to any deduction for federal income tax purposes as a result of any Interest acquired by a Member in the Company as a result of an original acquisition or as a result of an exercise of an option to purchase an additional Interest in the Company, such deduction shall be allocated to the Member acquiring such Interest.

     4.05. Special Allocations.

     (a) The Company shall make the qualified income offset allocation required by the alternate test for economic effect under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

     (b) In the event any Member has a deficit Capital Account at the end of any Company fiscal year that is in excess of the amount such Member is obligated to restore the Company (including amounts the Member is obligated or deemed to be obligated to restore to the Company pursuant to the alternate test for economic effect under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations), each Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.05(b) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such amount after all other allocations provided in this Article IV have been tentatively made as if the qualified income offset allocation required by the alternate test for economic effect and this Section 4.05(b) were not required by this Agreement.

     (c) Except as otherwise provided in Section 4.05(d) hereof, the Company shall make all (i) Partner Nonrecourse Deduction Allocations; (ii) Partner
Minimum  Gain  Chargeback  Allocations;   and  (iii)  Partnership  Minimum  Gain
Chargeback   Allocations  as  required  by  Section   1.704-2  of  the  Treasury
Regulations.

     (d) The Company shall make all Nonrecourse Deduction Allocations to the Members in a manner that is reasonably consistent with allocations, which have substantial economic effect, of some other significant Company item attributable to the property securing nonrecourse liabilities of the Company (as determined by the Members).

     (e) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the base of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

     4.06. Curative Allocations.

     (a)  Notwithstanding  any other  provision  of this  Agreement,  other than
Section 4.05 hereof, the allocations made pursuant to Sections 4.05(a), 4.05(b) and 4.05(e) hereof shall be taken into account in allocating other Net Profits, Net Losses, and items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other Net Profits, Net Losses, and other items and the allocation made pursuant to Sections 4.05(a), 4.05(b) and 4.05(e) hereof to each Member shall be equal to the net amount that would have been allocated to each such Member if the allocations made pursuant to Sections 4.05(a), 4.05(b) and 4.05(e) hereof had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 4.06(a) shall only be made with respect to allocations pursuant to Section 4.05(e) hereof to the extent the Tax Matters Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the parties to this Agreement.

     (b)  Notwithstanding  any other  provision  of this  Agreement,  other than
Section 4.05 hereof, the Nonrecourse Deduction Allocations and Partnership Minimum Gain Chargeback Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and such Nonrecourse Deduction Allocations and Partnership Minimum Gain Chargeback Allocations made to each Member shall be equal to the net amount that would have been allocated to each such Member if the Nonrecourse Deduction Allocations and Partnership Minimum Gain Chargeback Allocations had not occurred. For purposes of applying the foregoing sentence (i) allocations pursuant to this Section 4.06(b) shall be made only to the extent necessary to avoid any potential economic distortions caused by a net decrease in Partnership minimum gain pursuant to Section 1.704-2(d) and 1.704-2(k) of the Treasury Regulations, and
(ii) allocations pursuant to this Section 4.06(b) shall be deferred with respect to Nonrecourse Deduction Allocations to the extent the Tax Matters Partner reasonably determines that such allocations are likely to be offset by subsequent Partnership Minimum Gain Chargeback Allocations.

     (c)  Notwithstanding  any other  provision  of this  Agreement,  other than
Section 4.05 hereof, the Partner Nonrecourse Deduction Allocations and Partner Minimum Gain Chargeback Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Partner Nonrecourse Deduction Allocations and Partner Minimum Gain Chargeback Allocations made to each Member shall be equal to the net amount that would have been allocated to each Member if the Partner Nonrecourse Deduction Allocations and Partner Minimum Gain Chargeback Allocations had not occurred. For purposes of applying the foregoing sentence (i) allocations pursuant to this Section 4.06(c) shall be made only the extent necessary to avoid any economic distortions caused by a net decrease in Member minimum gain pursuant to Sections 1.704-2(i)(3) and 1.704-2(k) of the Treasury Regulations, and (ii) allocations pursuant to this Section 4.06(c) shall be deferred with respect to Partner Nonrecourse Deduction Allocations to the extent the Tax Matters Partner reasonably determines that such allocations are likely to be offset by subsequent Partner Minimum Gain Chargeback Allocations.

                                    ARTICLE V

                                  Distributions
                                  -------------

     5.01. Distribution of Net Cash Flow. The Managing Member shall cause distributions to be made at such times and in such amounts as he may determine of Net Cash Flow, after consideration of the annual budget for the Company adopted by the Committee. Distribution of Net Cash Flow shall be allocated to and divided among the Members in the same proportions as Net Profits are allocated under Article IV.

     5.02. Distribution of Net Proceeds of Sales and Financings. Except as otherwise provided herein, the Net Proceeds of any Sale or the Net Proceeds of Financing shall be distributed to and allocated in accordance with the Members' Company Interests in effect as of the date of the consummation of the sale, exchange, other disposition, or financing, as applicable.


                                   ARTICLE VI

                            Management of the Company
                            -------------------------

     6.01. Executive Committee.

     (a) The management and control of the Company shall be vested in the Members, who shall exercise their authority through an executive committee (the "Committee"), which shall be responsible for the establishment of policy and operating procedures respecting the business affairs of the Company. Subject to the following paragraph, the Committee shall at all times consist of four (4) members, one to be appointed by each of the Members entitled to vote. Each member of the Committee may vote by delivering his proxy to another member of the Committee or to any other person. Subject to the following paragraph, each Member shall have the power to remove any member or alternative member of the Committee appointed by it by delivering written notice of such removal to the Company and to the other Members. Subject to the following paragraph, vacancies on the Committee shall be filled by the Member which appointed the Committee member previously holding the position which is then vacant.

     Notwithstanding the foregoing paragraph, during any period when less than all of the Members have contributed funds to enable the Company to maintain its fifty percent (50%) interest in Rising Sun LLC and such funds have not been returned through distributions from the Company to the contributing Members, the members of the Committee shall be elected by the Members voting in accordance with their Company Interests at a meeting held pursuant to Article VI(A). During such period, vacancies on the Committee shall be filled by the remaining members of the Committee until the next meeting of Members.

     (b) Except for situations in which the approval of the Members is required by this Agreement or by nonwaivable provisions of applicable law, and subject to the provisions of Section 6.02, (i) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Committee; and (ii) the Committee may make all decisions and take all actions for the Company not otherwise provided for in this Agreement, including, without limitation, the following:

          (1) entering into, making, and performing contracts, agreements, and other undertakings binding the Company that may be necessary, appropriate, or advisable in furtherance of the purposes of the Company and making all decisions and waivers thereunder;

          (2) opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

          (3) maintaining the assets of the Company in good order;

          (4) collecting sums due the Company;

          (5) to the extent that funds of the Company are available therefor, paying debts and obligations of the Company;

          (6) acquiring, utilizing for Company purposes, and disposing of any asset of the Company;

          (7) borrowing money or otherwise committing the credit of the Company for Company activities and voluntary prepayments or extensions of debt;

          (8) selecting, removing, and changing the authority and responsibility of lawyers, accountants, and other advisors and consultants;

          (9) obtaining insurance for the Company; and

          (10) adoption of an annual financial budget for the Company.

     (c) Notwithstanding the provisions of Section 6.01(b), the Committee may not cause the Company to do any of the following without complying with the applicable requirements set forth below:

          (1) sell, lease, exchange or otherwise dispose of (other than by way of a pledge, mortgage, deed of trust or trust indenture) all or substantially all of the Company's property and assets (with or without good will), other than in the usual and regular course of the Company's business, without complying with the applicable procedures set forth in the Act;

          (2) be a party to (i) a merger, or (ii) an exchange or acquisition without complying with the applicable procedures set forth in the Act;

          (3) amend or restate the Articles, without complying with the applicable procedures set forth in the Act; and

          (4) anything herein contained to the contrary, borrow money if the terms of such borrowing require the personal liability of any of the Members, without the written consent of such Member or Members, except as provided in Section 3.02(c) hereof.

     6.02. Actions by Committee; Committees; Delegation of Authority and Duties.

     (a) In managing the business and affairs of the Company and exercising its powers, the Committee shall act (i) collectively through meetings and written consents consistent as may be provided or limited in other provisions of this Agreement; (ii) through committees pursuant to Section 6.02(b); and (iii) through officers to whom authority and duties have been delegated pursuant to
Section 6.02(c).

     (b) The Committee may, from time to time, designate one or more committees, each of which shall be comprised of one or more of its members. Any such committee, to the extent provided in such resolution or in the Articles or this Agreement, shall have and may exercise all of the authority of the Committee, subject to the limitations set forth in the Act. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution. The Committee may dissolve any committee at any time, unless otherwise provided in the Articles or this Agreement.

     (c) The Committee may, from time to time, designate one or more Persons to be officers of the Company who are not members of the Committee. No officer need be a resident of the State of Indiana or a Member. Any officers so designated shall have such authority and perform such duties as the Committee may, from time to time, delegate to them. The Committee may assign titles to particular officers; provided, however, that the office of President and the position as Managing Member shall not be held by different Persons. Unless the Committee decide otherwise, if the title is one commonly used for officers of a business corporation, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to (i) any specific delegation of authority and duties made to such officer by the Committee, or (ii) any delegation of authority and duties made to one or more members pursuant to Section 6.02(a). Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Committee.

     Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Committee. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Committee whenever in their judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Committee.

     (d) Any Person dealing with the Company, other than a Member, may rely on the authority of the Managing Member or officer in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

     (e) Subject to the provisions of Section 6.03 relating to the Managing Member, no Member, acting individually, nor any of their respective Affiliates, has the power or authority to bind the Company or any Member or to authorize any action to be taken by the Company, or to act as agent for the Company or any other Member, unless that power or authority has been specifically delegated or authorized by action of the Committee.

     6.03. Managing Member. Patrick F. Daly shall be the initial Managing Member (such Member so appointed being herein referred to as the "Managing Member") who shall be responsible, on a day-to-day basis, for the operation of the business of the Company. The Managing Member shall have only such authority as shall be delegated to it by the Committee, or as herein expressly provided, which authority shall be subject to revision, revocation, or alteration from time to time by action of the Committee, and the Managing Member shall report to the Committee. Notwithstanding the foregoing, the Managing Member shall have the authority to break all ties if the vote of the members of the Committee results in a tie and shall further be the appointee of the Company to the Executive Committee of Rising Sun LLC. The Managing Member shall be elected by the Members at their annual meeting in accordance with Article VI(A). In the event of the resignation, death or disability of the Managing Member, the Committee shall appoint a successor to serve until the next meeting of Members.

     6.04. Number and Term of Office. The number of members of the Committee shall be four unless changed by resolution of the Committee; provided, however, that no decrease in the number of Committee members that would have the effect of shortening the term of an incumbent member of the Committee may be made by the Committee. Each member of the Committee shall hold office for the term for which he is elected and thereafter until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. Unless otherwise provided in the Articles, members of the Committee need not be Members or residents of the State of Indiana.

     6.05. (reserved)

     6.06. Removal. Any and all members of the Committee may be removed, either for or without cause, at any special meeting of Members by the affirmative vote of a Majority in Interest entitled to vote at elections of Members of the Committee. The notice calling such meeting shall give notice of the intention to act upon such matter.

     6.07. Resignations. Any member of the Committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified then at the time of its receipt by the Managing Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     6.08. Vacancies. Except when the members of the Committee were elected by the Members under the circumstances described in the second paragraph of Section 6.01(a), any vacancy occurring in the members of the Committee shall be filled by the Member who designated such member originally. A member of the Committee elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     6.09. Place and Manner of Meetings. Meetings of the Committee, regular or special, may be held either within or without the State of Indiana. Members of the Committee may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     6.10. (reserved)

     6.11. Regular Meeting of Committee. A regular meeting of the Committee may be held at such time as shall be determined from time to time by resolution of the Committee.

     6.12. Special Meeting of Committee. The Managing Member shall call a special meeting of the Committee whenever requested to do so by any two members of the Committee. Such special meeting shall be held at the time specified in the notice of meeting. Except as otherwise expressly provided by statute, or by the Articles, or by this Agreement, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

     6.13. Notice of Committee Meeting. All meetings of the Committee (annual, regular or special) shall be held upon five (5) days' written notice stating the date, place and hour of meeting delivered to each member either personally or by mail or at the direction of the Managing Member or the officer or person calling the meeting.

     In any case where all of the members of the Committee execute a waiver of notice of the time and place of meeting, no notice thereof shall be required, and any such meeting (whether annual, regular or special) shall be held at the time and at the place (either within or without the State of Indiana) specified in the waiver of notice. Attendance of members of the Committee at any meeting shall constitute a waiver of notice of such meeting, except where the members of the Committee attend a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Committee need be specified in the notice or waiver of notice of such meeting.

     6.14. Action Without Meeting. Any action required by statute to be taken at a meeting of the Committee, or any action which may be taken at a meeting of the Committee, may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all the members of the Committee. Such consent shall have the same force and effect as a unanimous vote at a meeting.

     6.15. Quorum; Majority Vote. At all meetings of the Committee a majority of the number of members of the Committee fixed by this Agreement shall constitute a quorum for the transaction of business unless a greater number is required by law or by the Articles. The act of a majority of the members of the Committee present at any meeting at which a quorum is present shall be the act of the Committee unless the act of a greater number is required by statute, by the Articles or by this Agreement. If a quorum shall not be present at any meeting of the Committee, the members of the Committee present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     6.16. Approval or Ratification of Acts or Contracts by Members. The Committee in its discretion may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract and any act or contract that shall be approved or be ratified by a Majority in Interest shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.

     6.17. Interested Members of the Committee, Officers and Members.

     (a) Interested Members of the Committee. No contract or transaction between this Company and one or more of its members of the Committee or officers, or between this Company and any other limited liability company, corporation, partnership, association, or other organization in which one or more of its members of the Committee or officers are managers or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the member of the Committee or officer is present at or participates in the meeting of the Committee or of a committee thereof which authorizes the contract or transaction, or solely because such Committee member's vote are counted for such purpose if:

          (1) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Committee or the committee, and the Committee or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested members of the Committee, even though the disinterested members of the Committee be less than a quorum; or

          (2) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Members; or

          (3) The contract or transaction is fair as to this Company as of the time it is authorized, approved, or ratified by the Committee, a committee thereof, or the Members.

     (b) Quorum. Common or interested members of the Committee may be counted in determining the presence of a quorum at a meeting of the Committee or of a committee which authorizes the contract or transaction.

     (c) Non-Exclusive. This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.

     6.18. Compensation. The members of the Committee shall serve without compensation from the Company.

     6.19.   Procedure.   The  Committee  shall  keep  regular  minutes  of  its
proceedings. The minutes shall be placed in the minute book of the Company.


                                  ARTICLE VI(A)

                               Meetings of Members
                               -------------------

     6A.01. Place of Meeting; Conference Telephone Meetings. Meetings of Members of the Company shall be held at such place, within or outside the State of Indiana, as may from time to time be designated by the Committee, or as may be specified in the notices or waivers of notice of such meetings. A Member may participate in a Members' meeting by means of a conference telephone or similar communications equipment by which all Persons participating in the meeting can communicate with each other, and participating by these means constitutes presence in person at the meeting.

     6A.02. Annual Meeting. The annual meeting of Members for the report on the finances of the Company, and for the transaction of such other business as may properly come before the meeting, shall be held on such day and at such time within six (6) months following the close of the Company's fiscal year as the Committee may set by resolution. Failure to hold an annual meeting shall not work any forfeiture or a dissolution of the Company, and shall not affect otherwise valid acts.

     6A.03. Special Meetings. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute or this Agreement, may be called by the Committee or the Managing Member and shall be called by the Managing Member at the request in writing of a majority of the Committee, or at the request of Members owning not less than twenty percent (20%) of the Company Interests and entitled to vote under the Articles, this Agreement and the Act as now in effect or as hereafter amended. Such request by Members shall be in writing, signed by all such Members (or their duly authorized proxies) dated and delivered to the Managing Member.

     6A.04. Notice of Meetings. A written or printed notice, stating the place, day and hour of the meeting, and in case of a special meeting, or when required by any other provision of the Act, or the Articles, or this agreement as now in effect or hereafter amended, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the Managing Member or persons calling the meeting, to each Member entitled by the Articles, this Agreement and the Act as now in effect or hereafter amended, at such address as appears upon the records of the Company, at least ten (10) days and no more than sixty (60) days before the date of the meeting. Notice of any such meeting may be waived in writing by any Member, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any such meeting in person, or by proxy, shall constitute a waiver of notice of such meeting. Each Member, who has in the manner above provided waived notice of the Members' meeting, or who personally attends a Members' meeting, or is represented thereat by a proxy authorized to appear by an instrument of proxy, shall be conclusively presumed to have been given due notice of such meeting. Notice of any adjourned meeting of Members shall not be required to be given if the time and place thereof are announced at the meeting at which the adjournment is taken, except as may be expressly required by law.

     6A.05. Addresses of Members. The address of any Member appearing on the records of the Company shall be deemed to be the latest address of such Member.

     6A.06. Voting at Meetings. (a) Quorum. The Members of record of a Majority in Interest of the Members entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum at all meetings of Members for the transaction of business, except where otherwise provided by law, the Articles, or this Agreement. In the absence of a quorum, the Managing Member shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting, but only those Members entitled to vote at the original meeting shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Committee for the adjourned meeting.

     (b) Voting Rights. Except as otherwise provided by law, the Articles, or this Agreement, every Member shall have the right at every Members' meeting to vote their percentage of the Company Interests, registered in his name on the books of the Company on the date for the determination of Members entitled to vote on all matters coming before the meeting, At any meeting of the Members, every Member shall be entitled to vote in person, or by proxy executed in writing by the Member or a duly authorized attorney-in-fact and bearing a date not more than eleven (11) months prior to its execution, unless a longer time is expressly provided therein.

     (c) Required Vote. When a quorum is present at any meeting, action on a matter is approved by the affirmative vote of a Majority in Interest of the Members unless the Act, the Articles or this Agreement require a greater number of affirmative votes.

     (d) Validity of a Vote, Consent, Waiver, or Proxy Appointment. If the name on a vote, consent, waiver, or proxy appointment corresponds to the name of a Member, the Company if acting in good faith may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the Member. The Company may reject a vote, consent, waiver, or proxy appointment if the Managing Member, acting in good faith, has a reasonable basis for doubt about the validity of the signature, or the signatory's authority. If so accepted or rejected, the Company and the Managing Member are not liable in damages to the Member for any consequences of the rejection. Any of the Company's actions based on an acceptance or rejection of a vote, consent, waiver or proxy appointment under this Section is valid unless a court of competent jurisdiction determines otherwise.

     6A.07. Voting List. The Managing Member of the Company shall make before each meeting of Members, a complete list of the Members entitled by the Articles or this Agreement, as now or hereafter amended, to vote at such meeting, arranged in alphabetical order, with the address, number of Units, and Company Interest so entitled to vote held by each Member. Such list shall be produced and kept open at the time and place of the meeting of Members and subject to the inspection of any Member during the holding of such meeting.

     6A.08. (reserved)

     6A.09. Consent Action by Members. Any action required or permitted to be taken at a Members' meeting may be taken without a meeting, if one (1) or more written consents describing the action taken are signed by a Majority in Interest of the Members entitled to vote on the action, and delivered to the Company for inclusion in the minutes or filing with the Company's records. Action taken under this Article VI(A) is effective when the last Member entitled to vote on the action signs the consent, unless the consent specifies a different, prior or subsequent effective date.

                                   ARTICLE VII

                        Books, Records and Bank Accounts
                        --------------------------------

     7.01. Books and Records. The Managing Member shall keep at the Company's principal place of business just and true books of account with respect to the operation of the Company. All Members, and their duly authorized representatives, shall at all reasonable times have access to such books. The books of the Company shall be kept on the cash basis of accounting, or on such other basis of accounting as the Managing Member may determine, and otherwise in accordance with accounting methods employed for federal income tax reporting purposes, and shall be closed and balanced at the end of each Fiscal Year of the Company and at such other times as the Managing Member may determine is appropriate.

     7.02. Bank Accounts. The Managing Member shall be responsible for causing one or more accounts to be maintained in a bank (or banks), which accounts shall be used for the payment of the expenditures incurred in connection with the business of the Company, and in which shall be deposited any and all cash receipts. All such amounts shall be and remain the property of the Company, and shall be received, held and disbursed by the Managing Member for the purposes specified in this Agreement. There shall not be deposited in any of said accounts any funds other than funds belonging to the Company, and no other funds shall in any way be commingled with such funds.


                                  ARTICLE VIII

                       Tax Returns, Elections, Allocations
                       -----------------------------------

     8.01. Company Tax Returns. The Managing Member shall arrange for the preparation and filing of all necessary tax returns of the Company.

     8.02. Tax Elections; Accounting.

     (a) The Company may elect, pursuant to Section 754 of the Code (or corresponding provisions of succeeding law), to adjust the basis of the Company's property, in the event of a distribution of Company property as described in Section 734 of the Code or a transfer by any Member of his Interest in the Company as described in Section 743 of the Code. Appropriate adjustments shall be made in the allocations to Members under Section 8.03 hereof in order to reflect adjustments in the basis of Company property permitted pursuant to any election under Section 754 of the Code.

     (b) The Managing Member shall, from time to time, make such other tax elections as they deem necessary or desirable in their sole discretion to carry out the business of the Company or the purposes of this Agreement.

     (c) The Company shall be classified and taxed as partnership for income tax purpose and the Company's United States Partnership Return of Income shall be prepared on the cash basis of accounting, or on such other permissible basis of accounting as the Managing Member may determine. The Managing Member shall select the methods of calculating cost recovery and any other permissible methods of accounting for purposes of preparing such return. The Company's taxable year shall be the calendar year.

     8.03. Tax Allocations.

     (a) For Federal income tax purposes, each Member's distributive share of income, gain, loss, deduction, credit or tax preference (or item thereof) for any taxable year of the Company shall be allocated in the same proportion that the Company's Net Profit or Net Loss (or item thereof) for such year to which it corresponds, under applicable Federal income tax accounting rules (including in the case of depreciation, depletion, amortization and gain or loss with respect to property properly reflected in the Members' capital accounts at a book value that differs from the adjusted tax basis of such property, the rules set forth in Regulation Section 1.704-1(b)(4)(i) under Section 704 of the Code and in
Section 704(c) of the Code and regulations thereunder), is allocated pursuant to
Article IV hereof. To the extent not inconsistent with such rules:

          (i) Income, gain, loss and deduction with respect to property contributed to the Company by a Member shall be shared among Members so as to take account of the variation between the basis of the property to the Company and its fair market value at the time of contribution, as required by Section 704(c) of the Code and regulations promulgated thereunder.

          (ii) If any gain realized with respect to any Company asset shall be treated as ordinary income under the depreciation recapture provisions of the Code, then the full amount of such ordinary income shall be allocated among the Members in the proportions that the Company deductions from the depreciation giving rise to such recapture actually were allocated.

         (iii) The Members shall bear any recapture of tax credits in the proportions in which such credits were claimed.

     8.04. Tax Matters Partner. The Members hereby agree that Paul R. Partridge shall serve as the "Tax Matters Partner" as set forth under subchapter C of Chapter 63 of the Code. Nothing herein shall be construed to restrict the Company from engaging accountants or other professionals to assist the Tax Matters Partner in discharging its duties hereunder.


                                   ARTICLE IX

            Assignability of Member's Interest - Buy-Sell Provisions
            --------------------------------------------------------

     9.01. Substituted Member. No transfer of a Member's Interest or any part thereof and no substitution of a new Member in place of an existing Member shall be allowed except with the consent of all the Members. If a Member transfers his Interest with the consent of all the Members, and the transferee executes and delivers such instruments as are reasonably necessary to effect such substitution and to confirm the agreement of the transferee to be bound by all of the terms and provisions of this Agreement, including, without limitation, an amendment to this Agreement, the transferee shall thereafter be a substituted Member vested with the powers and duties of a Member to the same extent as though originally named, and the Company shall continue. To the extent that the Interest is transferred (including as the result of the death of a Member) to more than one Person, the percentages applicable to the Interest shall be pro rated accordingly.

     9.02. Allocations Subsequent to Transfer. In the event of the admission or withdrawal of a Member, or in the event all or any part of an Interest is validly transferred under the terms of this Article IX, the Net Profits or Net Losses allocated under Article IV hereof (and each item thereof or corresponding thereto), and the cash distributions allocated under Article V hereof, shall be further allocated based upon the ownership or deemed ownership of the respective Interests prior to and following the effective date of such admission, withdrawal or transfer in a manner determined by the Members to be consistent with the requirements of Section 706 of the Code and any final, proposed or temporary regulations thereunder.

     9.03. Transfer Restrictions. Notwithstanding anything herein to the contrary, except for transfers to an Affiliate or to a member of the Member's immediate family or to a trust for the benefit of the Member or his immediate family, no Member (including the heirs, assigns, executors, or administrators of a deceased Member) shall voluntarily or involuntarily sell or assign an Interest of the Company to any person or persons, firms or other limited liability company not a Member, without first offering such Interest for sale to the Company and the other Members in the following manner:

          (a) Such Member shall give written notice by registered or certified mail to the secretary of the Company of his intention to sell such Interest. Said notice shall specify the portion of Interest to be sold, the price, and the terms upon which the sale is to be made. The Company shall have thirty (30) days from the receipt of such notice within which to exercise its option to purchase all or any portion of the Interest so offered. Such purchase may be authorized by the Committee.

          (b) In the event that the Company shall fail to purchase all of such Interest within the said thirty (30) day period, the secretary of the Company shall, within ten (10) days thereafter, give written notice to each of the Members of record, stating the portion of Interest offered for sale but not purchased by the Company, and the price, and the terms upon which the sale is being made. Such notice shall be sent by mail addressed to each Member at his last address as it appears on the books of the Company. Within thirty (30) days after the mailing of said notices any Member desiring to purchase part or all of such Interest shall deliver by mail or otherwise to the secretary of the Company a written offer for the portion of Interest desired by him, accompanied by the purchase price therefor with authorization to pay such purchase price against delivery of such Interest.

          (c) If the Members offer to purchase more than the total portion of Interest available for purchase by them, then the Members offering to purchase shall be entitled to purchase such proportion of said Interest as the portion of Interest of the Company which he holds bears to the total portion of Interest held by all Members offering to purchase. In the event that the proportion of said Interest to which any Member should be entitled to purchase is more than the portion of Interest he desires to purchase, each remaining Member desiring to purchase additional Interest shall be entitled to purchase such proportion of the overplus as the portion of Interest which he holds bears to the total portion of Interest held by all Members desiring to participate.

          (d) If none or only a part of the Interest offered for sale if purchased by the Company or Members, or both, then the Member who offered the same for sale shall have thereafter the right if all Members consent to the sale, at any time during the period of sixty (60) days after the expiration of the thirty (30) day period referred to in paragraph (b) above, to sell said Interest not so purchased to such person or persons as he desires; PROVIDED, HOWEVER, that he shall not sell such Interest at a lower price or on terms more favorable to the purchaser than those specified in the written notice he gave to the Company nor shall he sell such Interest after the expiration of the sixty (60) day period without again giving written notice as hereinabove required and obtaining the consent of all Members to the sale.

          (e) No Interest shall be sold or transferred on the books of the Company until these provisions have been complied with, but the Committee may, in any particular instance, waive the requirements except the requirement to obtain the consent of the sale by the remaining Members.

     9.04. Buy-Sell Provisions.

     (a) Bankruptcy of a Member. Subject to Section 10.01(vi), if any Member becomes a Bankrupt Member, the Company shall have the option, exercisable by notice from the Committee to the Bankrupt Member (or its representative) at any time prior to the 180th day after receipt of notice of the occurrence of the event causing it to become a Bankrupt Member, to buy, and on the exercise of this option the Bankrupt Member or its representative shall sell, its Interest. The purchase price shall be an amount equal to the fair market value thereof determined by agreement by the Bankrupt Member (or its representative) and the Committee; however, if those Persons do not agree on the fair market value on or before the 30th day following the exercise of the option, either such Person, by notice to the other, may require the determination of fair market value to be made by an independent appraiser specified in that notice. If the Person receiving that notice objects on or before the tenth day following receipt to the independent appraiser designated in that notice, and those Persons otherwise fail to agree on an independent appraiser, either such Person may petition the United States District Judge for the Southern District of Indiana then senior in service to designate an independent appraiser. The determination of the independent appraiser, however designated, is final and binding on all parties. The Bankrupt Member and the Company each shall pay one-half of the costs of the appraisal. The purchaser shall pay the fair market value as so determined in four equal cash installments, the first due on closing and the remainder (together with accumulated interest on the amount unpaid at the prime rate of interest as announced in the Wall Street Journal from time to time) due on each of the first three anniversaries thereof. The payment to be made to the Bankrupt Member or its representative pursuant to this section is in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through or under the Bankrupt Member and its representative) in and in respect of the Company, including without limitation, any Interest, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed.

     (b) Death, Disability, Dissolution, Retirement or Expulsion of a Member. Subject to Section 10.01(vi), if any Member dies, becomes disabled, is dissolved, retires from the Company or is expelled from the Company (a "Terminated Member"), the Company shall have the option, exercisable by notice from the Committee to the Terminated Member (or its representative) at any time prior to the 90th day after receipt of notice of the occurrence of the event causing it to become a Terminated Member, to buy, and on the exercise of this option the Terminated Member or its representative shall sell, its Interest. The purchase price shall be an amount equal to the fair market value thereof determined by agreement by the Terminated Member (or its representative) and the Committee; however, if those Persons do not agree on the fair market value on or before the 30th day following the exercise of the option, either such Person, by notice to the other, may require the determination of fair market value to be made by an independent appraiser specified in that notice. If the Person receiving that notice objects on or before the tenth day following receipt to the independent appraiser designated in that notice, and those Persons otherwise fail to agree on an independent appraiser, either such Person may petition the United States District Judge for the Southern District of Indiana then senior in service to designate an independent appraiser. The determination of the independent appraiser, however designated, is final and binding on all parties. The Terminated Member and the Company each shall pay one-half of the costs of the appraisal. The purchaser shall pay the fair market value as so determined in four equal cash installments, the first due on closing and the remainder (together with accumulated interest on the amount unpaid at the prime rate of interest as announced in the Wall Street Journal from time to time) due on each of the first three anniversaries thereof. The payment to be made to the Terminated Member or its representative pursuant to this section is in complete liquidation and satisfaction of all the rights and interest of the Terminated Member and its representative (and of all Persons claiming by, through or under the Terminated Member and its representative) in and in respect of the Company, including without limitation, any Interest, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed.

     9.05 Loss of License. For purposes of the below provisions of this Section 9.05, the "Responsible Member" shall mean the Member which is, or whose Affiliate is, responsible for the Loss of License and the Non-Responsible Members shall mean all other Members. If the Loss of License results from the acts or omissions of one or more Affiliates of more than one Member, then each such Member shall be a Responsible Member with respect to the Affiliate whose acts or omissions were responsible for the Loss of License, and each other Member shall also be deemed a Non-Responsible Member with respect to the same act or omission, and each shall separately have the right to invoke the provisions hereinafter set forth.

     (a) If a Loss of License shall occur or is imminent, the Responsible Member may transfer its interest in the Company, or such Member's Affiliate, if applicable, may transfer its interest in the Member, to a trust established for the purpose of disposing of such interest; provided, however that the terms of such trust and the identity of the trustee thereof are acceptable to the Commission and reasonably acceptable to the other Members, the ownership of such interest by the trust does not impair the ability of the Company or Rising Sun LLC to continue gaming operations on an uninterrupted basis and without additional restrictions and such interest transferred to the trust continues to be subject to the provisions hereof, including, without limitation, Article IX hereof. If the foregoing transfer is not affected or if thereafter the trust is not effective in preventing a Loss of License or the trust terminates prior to a disposition of the interest, then the following provisions shall apply:

     (i) The Non-Responsible Members shall have the right, at any time and for so long as the Loss of License condition shall continue, to elect the "Buy-Out Right" set forth in Section 9.05(b) below, such election to be contained in a written notice (the "Buy-Out Notice") from any Non-Responsible Member to the Responsible Member. For purposes hereof, any Non-Responsible Member submitting a Buy-Out Notice shall hereafter be referred to as a "Purchasing Member."

     (ii) Promptly upon delivery of the Buy-Out Notice, and in no event later than three (3) days thereafter, the Responsible Member shall have the right, exercisable by written notice to the Purchasing Members (the "Response Notice") that the Responsible Member has elected to, and has, caused the withdrawal of the Affiliate of the Responsible Member responsible for the Loss of License. Upon the delivery of the Response Notice, the Members shall advise the appropriate licensing authorities that the Affiliate responsible for the Loss of License has withdrawn from its interest in the Company and shall request reinstatement of the License. If, after such request, the License is reinstated, then, with respect to the event or circumstance giving rise to the Loss of License, the Buy-Out Notice shall be deemed to have been terminated and will be of no further force or effect. If, however, the licensing authorities fail or refuse to reinstate the License within five (5) days after request therefor as hereinabove provided, then the Buy-Out Notice shall remain in effect and the provisions of Section 9.05(b) shall be applicable.

     (b) Whenever a Buy-Out Notice shall be delivered in accordance with the provisions of Section 9.05(a), the same shall constitute an agreement on the part of the Purchasing Members to buy, and the Responsible Member to sell, the entire Company Interest of the Responsible Member in the Company for a price, payable in cash at the closing, equal to Fair Market Value.

     If there shall be more than one Purchasing Member, each shall purchase a portion of the Company Interest of the Responsible Member pro rata in accordance with the respective Company Percentages of the Purchasing Members. The closing shall take place not later than ten (10) days after the determination of the purchase price of the Company Interest of the Responsible Member. At the closing, the Responsible Member shall execute and deliver such instruments, documents and certificates as the Purchasing Members shall reasonably request in order to transfer and assign to the Purchasing Members (or to any other party designated by the Purchasing Members to the Responsible Member in writing at or prior to the closing) the entire Company Interest of the Responsible Member in the Company, including, without limitation, the entire interest of the Responsible Member in all loans, and all interest accrued and unpaid thereon, and the Non-Responsible Member shall deliver the purchase price in cash (or by certified or cashier's check made payable to the order of the Responsible Member). The Purchasing Members shall, prior to and/or after the closing, substitute Financial Accommodations for any Financial Accommodations in existence for the Responsible Member and shall use their reasonable efforts to cause any Financial Accommodation of the Responsible Member to be released. In the event of any dispute between the Responsible Member and the Purchasing Members regarding he amount of the purchase price, there shall be paid to the Responsible Member the amount not in dispute, and the remainder shall be paid promptly upon the determination thereof by the parties, or, in the event they shall fail to agree on the amount, by arbitration conducted in Chicago, Illinois, in accordance with the rules and regulations of the American Arbitration Association. In order to further secure the performance of the obligations of the parties hereto, each Member (if it shall be a Responsible Member at any time hereafter) hereby appoints the Purchasing Members, and each of their Affiliates, and the officers, directors, shareholders, employees and agents of the Responsible Member and its Affiliates, as the agent and attorney-in-fact for and on behalf of each Purchasing Member to execute, acknowledge and deliver such instruments, documents or certificates as are herein contemplated in connection with any buy-out.

     For purposes of this Section 9.05(b), Fair Market Value of an Company Interest shall be determined by two independent appraisers, one selected by the Company and one selected by the Responsible Member. Each such appraiser shall perform an appraisal at the cost of the respective party. If the appraisers are within 10% of each other, the Fair Market Value shall be the average of the two. If the two are not within 10% of each other, a third appraiser will be selected by the two appraisers who will perform a third appraisal. In such event, the Fair Market Value of the Company Interest shall be the average of the three appraisals. The cost of the third appraisal will be split equally between the parties. All selected appraisers must possess substantial current expertise in riverboat casino valuations.

     9.06. Liquidation of a Member's Interest.

     (a) In the event there is a liquidation of any Member's Interest for purposes of paragraphs (b)(2)(ii)(b) and (b)(2)(ii)(g) of Regulation Section 1.704-1 under Code Section 704 (prior to dissolution or liquidation of the Company as provided in Article X hereof), liquidating distributions, if any, shall be made to such Member in the ratio that the positive balance, if any, in such Member's capital account, after taking into account all capital account adjustments provided for in Section 3.03 hereof (other than those made as a result of any such liquidating distributions), bears to the aggregate positive capital account balances (as so adjusted) of all Members. Such liquidating distributions shall be made no later than the end of the taxable year during which such liquidation takes place or, if later, within 90 days after the date of such liquidation.

     (b) Notwithstanding the foregoing, this Section 9.06 shall not apply if all or part of the Interest of one or more Members is purchased (other than in connection with the liquidation of the Company) by the Company or by one or more Members (or one or more persons related, within the meaning of Code Section 267(b) (without modification by Code Section 267(e)(1) or Code Section 707(b)(1)), to a Member) pursuant to an agreement negotiated at arm's length by persons who at the time such agreement is entered into have materially adverse interests and if a principal purpose of such purchase and sale is not to avoid the principles of the second sentence of paragraph (b)(2)(ii)(a) of Regulation
Section 1.704-1 under Code Section 704.

     9.07. Securities Laws. In connection with any sale or other transfer of a Company Interest, the selling or transferring Member shall effect such transfer only in compliance with all applicable federal and state securities laws (to the extent said laws may be applicable to such transaction), and the transferring Member shall indemnify, protect and defend the Company, and each of the other Members, from any liabilities, obligations, costs or expenses to which the Company or any Member may become liable by reason of the application of any such securities laws in connection with such transfer.


                                    ARTICLE X

                                   Dissolution
                                   -----------

     10.01. Dissolution. The Company shall be dissolved upon the earliest to occur of the following:

      (i) The expiration of its term, unless such term is extended by the unanimous written consent of all the Members;

     (ii) The consent of all the Members of the Company;

    (iii) The ceasing of the Company to be a going concern;

     (iv) The cessation of the carrying on by the Company of any and all business, financial operations, and ventures of the Company;

      (v) The entry of a decree or order by a court of competent jurisdiction adjudging the Company a bankrupt or insolvent; or the institution by the Company of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or similar proceeding under the law of any jurisdiction; or the institution of any such proceedings against the Company which shall remain undismissed for a period of 60 days; or the application for or consent to the appointment of any receiver, trustee, custodian or similar officer for the Company, or for all or any substantial part of its property; or the appointment of any such receiver, trustee, custodian or any similar officer without the application or consent of the Company, as the case may be, and such appointment shall continue undischarged for a period of 60 days;

     (vi) The death, retirement, resignation, expulsion, bankruptcy, or dissolution of one of the Members unless the remaining Members unanimously consent within 60 days to continue the business of the Company; or

    (vii) The happening of any other event resulting in dissolution under the Act or any other applicable law of the State of Indiana.

     10.02. Distribution Upon Dissolution.

     (a) Upon the dissolution of the Company, its affairs shall be wound up and it shall be liquidated and the proceeds of such liquidation and the Company's other assets shall be distributed as follows:

      (i) All of the Company's ascertained debts and liabilities to creditors shall be promptly paid and discharged in the order provided by applicable law.

     (ii) A reserve shall be set aside in an amount reasonably required to provide for contingent or other liabilities.

    (iii) The Company's Net Profit or Net Loss (including without limitation any Gain from a Disposition or Loss from a Disposition resulting from any sales or other dispositions of Company property in connection with the liquidation of the Company) shall be computed and shall be allocated to the Members in accordance with Article IV hereof, and the Members' capital accounts shall be adjusted in accordance with Section
          3.03 hereof.

     (iv) Distribution  shall be made to the Members in accordance  with Section
          5.01 hereof of any and all Net Cash Flow, and distribution shall be made to the Members in accordance with Section 5.02 hereof of any and all Net Proceeds of Sales and Financings, and the Member's capital accounts shall be adjusted in accordance with Section 3.03 hereof.

      (v) The remainder of the Company's assets shall be distributed, in liquidation of the Interests of all the Members, to those Members with positive capital account balances, after taking into account all capital account adjustments provided for in Section 3.03 hereof (other than those made as a result of any such liquidating distributions) in the ratios of such positive capital account balances, as so adjusted. Each Member shall receive his share of such remaining assets in cash and/or in kind, and the portion of such share that is received in cash may vary from Member to Member, all as the Members may determine. Notwithstanding the foregoing, if any assets of the Company are to be distributed in kind, such assets shall be distributed on the basis of the fair market value thereof and any Member entitled to any interest in such assets shall receive such interest therein as a tenant-in-common with all other Members so entitled. If any asset is to be distributed in kind, the Members' capital accounts shall be adjusted as provided for in Section 3.03 hereof (consistent with the requirements of Regulation Section 1.704-1(b)(2)(iv) under Section 704 of the Code) before any such distribution is made to reflect the increases or decreases to said capital accounts which would have occurred if such asset to be distributed in kind had been sold for its fair market value by the Company immediately prior to such distribution. All such liquidating distributions shall be made by the end of the taxable year of the Company in which there is a liquidation of the Company for purposes of paragraphs (b)(2)(ii)(b) and
          (b)(2)(ii)(g) of Regulation Section 1.704-1 under Code Section 704 or, if later, within 60 days after the date of such liquidation. Notwithstanding the foregoing, the Members may, in their discretion, withhold from such distribution any or all installment obligations owed to the Company, so long as such withheld amounts are so distributed as soon as practicable and in the ratios of such positive capital account balances, as so adjusted.

     (vi) As soon as practicable, the remaining balance, if any, of the reserve established in accordance with Subparagraph (ii) hereof shall be distributed in the manner set forth in Subparagraph (v) hereof.

     (b) Distribution of cash or property to the Members in accordance with the provisions of paragraph (a) hereof shall constitute a complete return to the Members of their respective Interests in the Company assets.

     (c) The winding up of the Company's affairs and the liquidation and distribution of its assets shall, subject to the provisions of the Act, be conducted by the Members, which are authorized to do any and all acts authorized by law for these purposes, or by a duly authorized liquidator.

     10.03. Liquidation for Tax Purposes. Notwithstanding any other provision of this Agreement, in the event there is a liquidation of the Company for purposes of paragraphs (b)(2)(ii)(b) and (b)(2)(ii)(g) of Regulation Section 1.704-1 under Code Section 704 (regardless of whether or not there is a dissolution of the Company as hereinabove provided), liquidating distributions, within the meaning of said paragraph (b)(2)(ii)(b), shall in all cases be made in accordance with the positive capital account balances of the Members, taking into account all capital account adjustments for the taxable year of the Company during which such liquidation occurs (other than adjustments made pursuant to this Section 10.03), by the end of such taxable year or, if later, within 90 days after the date of such liquidation. Such distributions shall otherwise be made in the manner and in accordance with the provisions of Section 10.02(a)(v) hereof. Neither the occurrence of such a liquidation nor the making of such liquidating distributions shall, however, be treated as the occurrence of any event described in Subparagraph (iii) or (iv) of Section 10.01 hereof, or shall otherwise result in dissolution of the Company for purposes of Article X hereof. If such liquidation occurs at a time when there is not also such a dissolution by reason of the independent occurrence of an event described in said Section 10.01, then (i) the Company shall not be dissolved, (ii) the Members shall, immediately upon receiving such liquidating distributions, contribute all cash and properties so received to the Company, (iii) the capital accounts of the Members shall be adjusted as provided in Section 3.03 hereof and (iv) the business and affairs of the Company shall be continued without interruption. Prior to distribution of any property pursuant to this Section 10.03, the
Members' capital accounts shall be adjusted as provided for in Section 3.03 hereof (consistent with the requirements of Regulation Section 1.704-1(b)(2)(iv) under Code Section 704) to reflect the increases or decreases to said capital accounts which would have occurred if such property had been sold for its fair market value by the Company immediately prior to such distribution.

     10.03. Restoration of Deficit Capital Accounts. Anything herein to the contrary notwithstanding, no Member shall have any obligation to restore the amount of any negative balance in its Capital Account whether upon dissolution or liquidation of the Company or otherwise. The negative balance in any Capital Account shall in no event be deemed an asset of the Company.


                                   ARTICLE XI

                                  Miscellaneous
                                  -------------

     11.01. Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the Member giving such notice, election or demand and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the other Member or Members, at its or their address set forth in the Company's records, or at such other address as may be supplied by written notice given in conformity with the terms of this Section 11.01. The date of personal delivery or the date of mailing, as the case may be, shall be the date of such notice.

     11.02. Successors and Assigns. Subject to the restrictions on transfer set forth herein, this Agreement, and each and every provision hereof, shall be binding upon and shall inure to the benefit of the Members, their respective successors, successors-in-title, heirs and assigns, and each and every successor-in-interest by way of gift, purchase, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement.

     11.03. Amendment of Operating Agreement. No amendment of this Agreement shall become effective unless it has been approved in writing and executed by all the Members.

     11.04. Partition. The Members hereby agree that no Member nor any successor-in-interest to any Member, shall have the right, while this Agreement remains in effect, to have the property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned, and each Member, on behalf of himself, his successors, representatives, heirs and assigns, hereby waives any such right.

     11.05. Indemnification. The Members, or any of them, shall be indemnified by the Company for any loss or liability paid or incurred by such Member(s), and all fees, costs and expenses associated therewith including, without limitation, reasonable attorneys' fees, costs and expenses arising out of or related to any act performed by them within the scope of the authority conferred upon it by this Agreement; provided, however, such indemnity shall be payable only if the Member (i) acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Company and the Members, and (ii) had no reasonable grounds to believe that its conduct was negligent or unlawful. No indemnification may be made with respect to any act or omission of a Member for which it shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of its duty to the Company unless, and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, despite the adjudication of liability for negligence or willful misconduct, the Member is fairly and reasonably entitled to indemnity for those expenses which the court deems proper. To the extent not covered by insurance maintained by the Company, any indemnity under this subsection shall be paid from, and only to the extent of, Company assets, and no other Member shall have any personal liability to indemnify the Member or the Company on account thereof.

     11.06. No Waiver. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

     11.07. Other Businesses. Each party recognizes that the Members, and their Affiliates, have or may have other business interests, activities and investments, some of which may now or hereafter be in conflict or competition with the business of the Company, and that, subject to the provisions hereinafter in this Section 11.07 set forth, each Member and their respective Affiliates are entitled to carry on such other business activities, interests and investments without any accountability therefor to the Company or any other Member. No Member, and no Affiliate of any Member, shall be obligated to devote all or any particular part of its time and effort to the Company or its business affairs except such reasonable amount of time as may be necessary in order to fulfill their respective duties and obligations hereunder. Except as hereinafter in this Section 11.07 set forth, each Member, and each Affiliate of each Member, may engage in or possess an interest in any other business or venture of any kind, independently or with others, including, without being limited to, owning, financing, acquiring, leasing, promoting, developing, improving, constructing, operating or managing other real or personal properties (including real and personal properties devoted, in whole or in part, to the business of gaming or which are activities in support of gaming operations) on its own behalf or on behalf of other entities with which it is affiliated or associated, and any Member and each Affiliate of any Member may engage in any activities, whether or not competitive to the Company, without any obligation to offer any interest in such activities to the Company or to any Member or to any Affiliate of any Member. Except as may be set forth in any separate agreement which may be entered into by the Members or any of their Affiliates, neither the Company nor any Member nor any Affiliate of any Member shall have any right by virtue of this Agreement or by virtue of the relationship between the Members as partners, in or to such other activities, or to the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Company, shall not be deemed wrongful or improper or a breach of any joint venture or fiduciary duties owed by one party to the other, or entitle any party to any interest in or sharing in the profits or losses from any such other activities.

     11.08. Entire Agreement. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

     11.09. Captions. Titles or captions of Articles or Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     11.10. Gender. The use of the masculine personal pronoun shall be deemed to mean the appropriate pronoun applicable to the number or gender of the person to whom or which it refers, as the context may require.

     11.11. Counterparts. This Agreement may be executed in a number of counterparts, all of which together shall for all purposes constitute one agreement.

     11.12. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Indiana.

     IN WITNESS WHEREOF, the Members have executed this Agreement as of the day and year first above written.

                                             AMERICAN GAMING &
                                             ENTERTAINMENT, LTD., Member

/s/ Paul R. Partridge                    By: /s/ William I. Fasy
--------------------------------------       ---------------------------------
Paul R. Partridge, Member                    William I. Fasy, CEO


/s/ Patrick F. Daly                          /s/ James A. Everatt
---------------------------------------      ---------------------------------
Patrick F. Daly, Member                      James A. Everatt, Member


/s/ Charles E. Reisert, Jr.                  /s/ Eric C. Jackson
---------------------------------------      ---------------------------------
Charles E. Reisert, Jr., Limited Partner     Eric C. Jackson, Limited Partner


                                   SCHEDULE A
                                   ----------

                   Capital Contributions and Company Interests
                   -------------------------------------------

                                                                                                    Company
Name and Address                                    Social Security                                 Interest
of Member                                           Number or EIN                                   Percentage
----------------                                    -------------                                   ----------

Paul R. Partridge                                    340-767-488                                     24.5%
52 Chesham Court
London, Ontario N6G 3T4
Canada

American Gaming & Entertainment, Ltd                 74-2504501                                      24.5%
Suite 300
Bayport 1, Yacht Club Drive
West Atlantic City, NJ 08232

Patrick F. Daly                                      ###-##-####                                     24.5%
615 North Wabash Avenue
Chicago, Illinois 60611

James A. Everatt                                     N/A                                             24.5%
R.R. #4
St. Thomas, Ontario N5P 3S8
Canada

Charles E. Reisert, Jr.                                                                               1%
1302 E. 10th Street
Jeffersonville, Indiana 47130

Eric C. Jackson                                                                                       1%
407 Ridge Ave.
Lawrenceburg, Indiana 47025

Approved and Accepted by:

Date  02/26/96                            /s/ Paul R. Partridge
      ------------------                  ------------------------------
                                          Paul R. Partridge, Member


                                      AMERICAN GAMING &
                                      ENTERTAINMENT, LTD., Member

Date -----------------           By:  /s/ William I. Fasy
                                      ----------------------------------------
                                      William I. Fasy, CEO

Date  2/30/96[sic]                    /s/ James A. Everatt
     ----------------                 ----------------------------------------
                                      James A. Everatt, Member

Date  2/26/96                         /s/ Patrick F. Daly
     ----------------                 ----------------------------------------
                                      Patrick F. Daly, Member

Date  5/12/96                         /s/ Charles E. Reisert, Jr.
     ----------------                 ----------------------------------------
                                      Charles E. Reisert, Jr., Limited Partner

Date                                  /s/ Eric C. Jackson
     ----------------                 ----------------------------------------
                                      Eric C. Jackson, Limited Partner

                                   SCHEDULE B
                                   ----------

                   Capital Contributions and Company Interests
                   -------------------------------------------

     The following schedules are examples of the change in Company Interests in the event that the Company elects to maintain an interest in Rising Sun LLC above 20%. Each Member shall have the right to contribute the funds necessary to maintain an additional 7.5% interest in Rising Sun LLC and shall receive an additional 15% Company Interest in exchange for those funds. If each of the Members elects to participate fully in such additional interest, such Member would have a percentage Company Interest of 24.8% and an interest in the overall project of 12.4%.

     If any of the Members contributes more than his share of 7.5%, such Member shall be entitled to the same percentage as stated in the preceding paragraph until he has recovered his entire capital contribution plus a sixteen percent (16%) preferred return and after that has occurred, the non-contributing Members shall be entitled to an increased percentage of Company Interest at the rate of
 .266% for each one percent above the respective Member's incremental 7.5%. The following is a schedule of the Company Interest in the event that only one Member contributes funds to maintain a 50% interest in Rising Sun LLC:

                                 Prior to the Return of Capital           After the Return of Capital
                                   to the Contributing Member             to the Contributing Partner
                            --------------------------------------- -------------------------------------
                                 RSR                                     RSR              Percent of
Member                         Percent      Percent of Project          Percent            Project
-------------------------- ---------------- ----------------------- ---------------- --------------------

Reisert                          .4%              .2%                     .56%             .28%
-------------------------- ---------------- ----------------------- ---------------- --------------------

Jackson                          .4%              .2%                     .56%             .28%
-------------------------- ---------------- ----------------------- ---------------- --------------------

Daly                            9.8%             4.9%                   13.72%            6.86%
-------------------------- ---------------- ----------------------- ---------------- --------------------

Partridge                       9.8%             4.9%                   13.72%            6.86%
-------------------------- ---------------- ----------------------- ---------------- --------------------

Everatt                         9.8%             4.9%                   13.72%            6.86%
-------------------------- ---------------- ----------------------- ---------------- --------------------

American
Gaming                          9.8%             4.9%                   13.72%            6.86%
-------------------------- ---------------- ----------------------- ---------------- --------------------

Contributing
Member                         60.0%            30.0%                   44%              22.00%
-------------------------- ---------------- ----------------------- ---------------- --------------------

Totals                        100%              50.00%                 100%              50.00%
-------------------------- ---------------- ----------------------- ---------------- --------------------


The above schedule assumes that the Company maintains its full 50% interest in the Project. If less than a 50% interest is maintained, the Schedule above would be adjusted pro-rata. For example, if the Company elected a 30% interest in Rising Sun LLC with only one Member contributing the additional funds, then the excess percent for that Member would be 2.5% (10% minus 7.5%) and then the Schedule would be as shown on Schedule B-1 as follows:

                                  SCHEDULE B-1
                                  ------------

                   Capital Contributions and Company Interests
                   -------------------------------------------

                                 Prior to the Return of Capital           After the Return of Capital
                                   to the Contributing Member             to the Contributing Partner
                            --------------------------------------- -------------------------------------
                                 RSR                                     RSR              Percent of
Member                         Percent      Percent of Project          Percent            Project
-------------------------- ---------------- ----------------------- ---------------- --------------------

Reisert                           .67%             .2%                     .70%             .21%
-------------------------- ---------------- ----------------------- ---------------- --------------------

Jackson                           .67%             .2%                     .70%             .21%
-------------------------- ---------------- ----------------------- ---------------- --------------------

Daly                            16.33%            4.9%                   17.03%            5.11%
-------------------------- ---------------- ----------------------- ---------------- --------------------

Partridge                       16.33%            4.9%                   17.03%            5.11%
-------------------------- ---------------- ----------------------- ---------------- --------------------

Everatt                         16.33%            4.9%                   17.03%            5.11%
-------------------------- ---------------- ----------------------- ---------------- --------------------

American                        16.33%            4.9%                   17.03%            5.11%
Gaming
-------------------------- ---------------- ----------------------- ---------------- --------------------

Contributing                    33.34%           10.0%                   30.48%            9.14%
Member
-------------------------- ---------------- ----------------------- ---------------- --------------------

Totals                         100%              30.00%                 100%              30.00%
-------------------------- ---------------- ----------------------- ---------------- --------------------


                                  SCHEDULE 3.01
                                  -------------

                        Capital Contributions of Members
                        --------------------------------

                                                     Value of
                                                     Contribution

Paul R. Partridge                                    $ 25,000

Patrick F. Daly                                      $ 25,000

American Gaming & Entertainment, Ltd.                $ 25,000

James A. Everatt                                     $ 25,000
                                                       ------

Total                                                $100,000



All capital contributions are of the Member's entire interest in Rising Sun Riverboat Casino and Resort, LLC

No capital contributions shall be required by Limited Members.

                                                                 Exhibit C
                                                                 ---------


         The Trust Agreement is filed as Exhibit 10.73 to this Form 8-K.